                                                                    EXHIBIT 10.6

--------------------------------------------------------------------------------

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                                      among

                         ENTERPRISE FUNDING CORPORATION
                           COMPASS US ACQUISITION, LLC
                         GIRO MULTI-FUNDING CORPORATION,

                              as Conduit Investors

                            NMC FUNDING CORPORATION,

                                  as Transferor

                          NATIONAL MEDICAL CARE, INC.,

                               as Collection Agent

                   THE FINANCIAL INSTITUTIONS PARTIES HERETO,

                            as Class A Bank Investors

                   THE FINANCIAL INSTITUTIONS PARTIES HERETO,

                              as Class B Investors

                           WESTLB AG, NEW YORK BRANCH,

                           as an Administrative Agent

                     BAYERISCHE LANDESBANK, NEW YORK BRANCH,

                           as an Administrative Agent

                                       and

                             BANK OF AMERICA, N.A.,

                     as an Administrative Agent and as Agent

                         Dated as of September 24, 2002

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.     Certain Defined Terms.........................................1
SECTION 1.2.     Other Terms..................................................32
SECTION 1.3.     Computation of Time Periods..................................32
SECTION 1.4.     Amendment and Restatement....................................32

                                   ARTICLE II

                            PURCHASE AND SETTLEMENTS

SECTION 2.1.     Facility.....................................................32
SECTION 2.2.     Transfers; Certificates; Eligible Receivables (a)
                 Incremental Transfers........................................32
SECTION 2.3.     Selection of Tranche Periods and Tranche Rates...............37
SECTION 2.4.     Discount, Fees and Other Costs and Expenses..................39
SECTION 2.5.     Non-Liquidation Settlement and Reinvestment Procedures.......40
SECTION 2.6.     Liquidation Settlement Procedures............................40
SECTION 2.7.     Fees.........................................................42
SECTION 2.8.     Protection of Ownership Interest of the Investors;
                 Special Accounts and Concentration Account...................42
SECTION 2.9.     Deemed Collections; Application of Payments..................44
SECTION 2.10.    Payments and Computations, Etc...............................45
SECTION 2.11.    Reports......................................................45
SECTION 2.12.    Collection Account...........................................45
SECTION 2.13.    Sharing of Payments, Etc.....................................46
SECTION 2.14.    Right of Setoff..............................................46
SECTION 2.15.    Additional Transferring Affiliates...........................47

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1.     Representations and Warranties of the Transferor.............47
SECTION 3.2.     Representations and Warranties of the Collection Agent.......53

                                  ARTICLE IV

                              CONDITIONS PRECEDENT

SECTION 4.1.     Conditions to Closing......................................54

                                   ARTICLE V

                                   COVENANTS

SECTION 5.1.     Affirmative Covenants of Transferor........................56
SECTION 5.2.     Negative Covenants of the Transferor.......................63
SECTION 5.3.     Affirmative Covenants of the Collection Agent..............66
SECTION 5.4.     Negative Covenants of the Collection Agent.................68

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTION

SECTION 6.1.     Appointment of Collection Agent............................69
SECTION 6.2.     Duties of Collection Agent.................................69
SECTION 6.3.     Right After Designation of New Collection Agent............71
SECTION 6.4.     Collection Agent Default...................................72
SECTION 6.5.     Responsibilities of the Transferor.........................73

                                  ARTICLE VII

                               TERMINATION EVENTS

SECTION 7.1.     Termination Events.........................................73
SECTION 7.2.     Termination................................................77

                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1.     Indemnities by the Transferor..............................77
SECTION 8.2.     Indemnity for Taxes, Reserves and Expenses.................80
SECTION 8.3.     Taxes......................................................82
SECTION 8.4.     Other Costs, Expenses and Related Matters..................84
SECTION 8.5.     Reconveyance Under Certain Circumstances...................85

                                   ARTICLE IX

             THE AGENT; BANK COMMITMENT; THE ADMINISTRATIVE AGENTS

SECTION 9.1.     Authorization and Action.....................................85
SECTION 9.2.     Agent's Reliance, Etc........................................87
SECTION 9.3.     Credit Decision..............................................87
SECTION 9.4.     Indemnification of the Agent.................................87
SECTION 9.5.     Successor Agent..............................................88
SECTION 9.6.     Payments by the Agent........................................88
SECTION 9.7.     Bank Commitment; Assignment to Class A Bank Investors........89
SECTION 9.8.     Appointment of Administrative Agents.........................92
SECTION 9.9.     Administrative Agent's Reliance, Etc.........................94
SECTION 9.10.    Indemnification of the Administrative Agents.................94
SECTION 9.11.    Successor Administrative Agents..............................95
SECTION 9.12.    Payments by the Administrative Agents........................95

                                   ARTICLE X

                                 MISCELLANEOUS

SECTION 10.1.    Term of Agreement............................................96
SECTION 10.2.    Waivers; Amendments..........................................96
SECTION 10.3.    Notices......................................................96
SECTION 10.4.    Governing Law; Submission to Jurisdiction; Integration.......99
SECTION 10.5.    Severability; Counterparts..................................100
SECTION 10.6.    Successors and Assigns......................................100
SECTION 10.7.    Waiver of Confidentiality...................................101
SECTION 10.8.    Confidentiality Agreement...................................101
SECTION 10.9.    No Bankruptcy Petition Against Conduit Investors............101
SECTION 10.10.   No Recourse Against Stockholders, Officers or Directors.....102
SECTION 10.11.   Characterization of the Transactions Contemplated by
                 the Agreement...............................................102
SECTION 10.12.   Subordination of Class B Investors..........................103

                                    SCHEDULES

SCHEDULE I        Notice Addresses of Class A Bank Investors and Class B
                  Investors

SCHEDULE II       Commitments of Class A Bank Investors and Class B Investors

                                    EXHIBITS

EXHIBIT A         Forms of Contracts

EXHIBIT B         Credit and Collection Policies and Practices

EXHIBIT C         List of Special Account Banks, Designated Account Agents and
                  Concentration Bank

EXHIBIT D-1       Form of Special Account Letter

EXHIBIT D-2       Form of Concentration Account Agreement

EXHIBIT E         Form of Investor Report

EXHIBIT F         Form of Transfer Certificate

EXHIBIT G         Form of Assignment and Assumption Agreement

EXHIBIT H         List of Actions and Suits (Sections 3.1(g), 3.1(k) and 3.3(e))

EXHIBIT I         Location of Records

EXHIBIT J         [RESERVED]

EXHIBIT K         Forms of Opinions of Counsel

EXHIBIT L         Forms of Secretary's Certificate

EXHIBIT M         Form of Certificate

EXHIBIT N         List of Approved Fiscal Intermediaries

EXHIBIT O         Form of Transferring Affiliate Letter

EXHIBIT P         Form of Parent Agreement

EXHIBIT Q         List of Transferring Affiliates

EXHIBIT R         Form of Account Agent Agreement

EXHIBIT S         List of Closing Documents

EXHIBIT T         Form of Reaffirmation of the Parent Agreement

                      SECOND AMENDED AND RESTATED TRANSFER
                          AND ADMINISTRATION AGREEMENT

          SECOND AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this "AGREEMENT"), dated as of September 24, 2002, by and among NMC FUNDING CORPORATION, a Delaware corporation, as transferor (in such capacity, the "TRANSFEROR"), NATIONAL MEDICAL CARE, INC., a Delaware corporation, as the initial "Collection Agent", ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("ENTERPRISE"), as a Conduit Investor, COMPASS US ACQUISITION, LLC, a Delaware limited liability company ("COMPASS"), as a Conduit Investor, GIRO MULTI-FUNDING CORPORATION, a Delaware Corporation ("GMFC"), as a Conduit Investor, the FINANCIAL INSTITUTIONS PARTIES HERETO, as Class A Bank Investors, the FINANCIAL INSTITUTIONS PARTIES HERETO, as Class B Investors, WESTLB AG, NEW YORK BRANCH (formerly known as Westdeutsche Landesbank Girozentrale, New York Branch) ("WESTLB"), as an Administrative Agent, BAYERISCHE LANDESBANK, NEW YORK BRANCH ("BLB"), as an Administrative Agent and BANK OF AMERICA, N.A., a national banking association ("BANK OF AMERICA"), as an Administrative Agent and as agent (in such capacity, the "AGENT") for the Investors.

                             PRELIMINARY STATEMENTS

          WHEREAS, the Transferor, the Collection Agent, the Conduit Investors, the Class A Bank Investors, the Administrative Agents, and the Agent are parties to that certain Amended and Restated Transfer and Administration Agreement dated as of September 27, 1999 (as amended prior to the date hereof, the "EXISTING TAA") (it being understood that BLB and GMFC became parties to the Existing TAA on October 26, 2000);

          WHEREAS, the Transferor has requested Bank of America, as a Class B Investor, to acquire interests in the Transferred Interest which are subordinate to the interests of the Class A Investors, and Bank of America has agreed to acquire such interests on the terms and conditions set forth herein; and

          WHEREAS, the parties hereto desire to amend and restate the Existing TAA in its entirety.

          NOW, THEREFORE, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ACCOUNT AGENT AGREEMENT" means an agreement in substantially the form of Exhibit R hereto.

          "ADMINISTRATIVE AGENT" means (i) Bank of America as administrative agent for the Related Group that includes Enterprise, (ii) WestLB, as administrative agent for the Related Group that includes Compass, (iii) BLB, as administrative agent for the Related Group that includes GMFC or (iv) Bank of America, as administrative agent for the Related Group that includes the Class B Investors.

          "ADMINISTRATIVE FEE" means the fee payable by the Transferor to Enterprise pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter to which Enterprise is a party.

          "ADVERSE CLAIM" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

          "AFFECTED ASSETS" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

          "AGENT" means Bank of America, in its capacity as agent for the Investors, and any successor thereto appointed pursuant to Article IX.

          "AGGREGATE UNPAIDS" means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, and (iii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Investors at such time.

          "AGREEMENT" shall have the meaning specified in the Preamble to this Agreement.

          "APPLICABLE MARGIN" means at any time for purposes of calculating the Eurodollar Rate for any Eurodollar Tranche Period:

          (i) in the case of a Eurodollar Tranche relating to any portion of the Class B Net Investment, 0.45%; PROVIDED that if a Eurodollar Tranche is then outstanding with respect to the Related Group that includes Enterprise, then the "Applicable Margin" for any Eurodollar Tranche relating to the Class B Net Investment shall be equal to the applicable margin specified in clause (ii) below; and

          (ii) in the case of any other Eurodollar Tranche, the applicable margin corresponding to the Consolidated Leverage Ratio (as such term is defined in the Parent Agreement) set forth below as determined as of the last day of the month then most recently ended for which an Investor Report shall have been delivered to each Administrative Agent:

              Consolidated
                Leverage                     Applicable Margin
                 Ratio
              ------------                   -----------------

                < 1.75                            0.450%


            > 1.75 but < 2.0                      0.500%
            -

            > 2.0 but < 2.5                       0.625%
            -

            > 2.50 but < 3.0                      0.875%
            -

            > 3.0 but < 3.25                      1.000%
            -

           > 3.25 but < 3.75                      1.250%
           -

            > 3.75 but < 4.0                      1.375%
            -

            > 4.0 but < 4.25                      1.500%
            -

                 > 4.25                           1.750%
                 -

The Applicable Margin shall be determined on each date that an Investor Report shall be delivered by the Transferor or the Collection Agent to each Administrative Agent and such Applicable Margin shall remain in effect until the date upon which the next Investor Report shall have been so delivered to each Administrative Agent, at which time the Applicable Margin shall be redetermined in accordance with the Consolidated Leverage Ratio reported at such time.

          "ASSIGNMENT AMOUNT" with respect to a Class A Bank Investor shall mean at any time an amount equal to the lesser of (i) such Class A Bank Investor's Pro Rata Share of the Net Investment held by the Conduit Investor in the same Related Group at such time and (ii) such Class A Bank Investor's unused Commitment.

          "ASSIGNMENT AND ASSUMPTION AGREEMENT" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

          "AUDITOR" shall have the meaning specified in Section 6.2(c).

          "BANK OF AMERICA" means Bank of America, N.A., together with its successors and assigns.

          "BANK REVOLVER" means that certain Credit Agreement dated as of September 27, 1996, among NMC and certain subsidiaries and affiliates as borrowers, certain subsidiaries and affiliates as guarantors, the lenders named therein, Bank of America, N.A., as paying agent, and The Bank of Nova Scotia, The Chase Manhattan Bank, Dresdner Bank AG, New York and Grand Cayman Branches, and Bank of America, N.A. as managing agents.

          "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C.ss.101 et seq., as amended.

          "BASE RATE" or "BR" means, with respect to the Investors in any Related Group, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Administrative Agent for such Related Group from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Administrative Agent) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

          "BLB" means Bayerische Landesbank, New York Branch, together with its successors and permitted assigns.

          "BMA" means Bio-Medical Applications Management Company, Inc., a Delaware corporation, and its successors and permitted assigns.

          "BMA TRANSFER AGREEMENT" means that certain Receivables Purchase Agreement dated as of August 28, 1997 by and between BMA, as seller, and NMC, as purchaser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banks in New York, New York or Charlotte, North Carolina are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

          "BR TRANCHE" means a Tranche as to which Discount is calculated at the Base Rate.

          "BR TRANCHE PERIOD" means, with respect to a BR Tranche for the Investors in any Related Group, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Administrative Agent for such Related Group, commencing on a Business Day requested by the Transferor and agreed to by such Administrative Agent, or (ii) after the Termination Date, a period of one day. If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

          "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "CERTIFICATE" means the certificate issued to the Agent for the benefit of the Investors pursuant to Section 2.2(d) of the Existing TAA.

          "CHAMPUS/VA" means, collectively, (i) the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense and established by 10 USC ss.1071 ET SEQ. and (ii) the Civilian Health and Medical Program of Veterans Affairs, a program of medical benefits covering dependents of veterans, administered by the United States Veterans' Administration and Department of Defense and established by 38 USC ss.1713 ET SEQ.

          "CHAMPUS/VA REGULATIONS" means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed Services and the Civilian Health and Medical Program of Veterans Affairs, including (a) all federal statutes (whether set forth in 10 USC 1071, 38 USC 1713 or elsewhere) affecting CHAMPUS/VA; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199 and 38 CFR 17.54), manuals, orders, and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, the Department of Defense, the Veterans' Administration, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

          "CLASS A AGGREGATE UNPAIDS" means all Aggregates Unpaids, other than those owing to the members of the Class B Related Group.

          "CLASS A BANK INVESTORS" means each financial institution identified as a "Class A Bank Investor" on Schedule II and their respective successors and assigns.

          "CLASS A INVESTOR" means any Investor other than a Class B Investor.

          "CLASS A NET INVESTMENT" means, at any time, the total Net Investment at such time minus the Class B Net Investment at such time.

          "CLASS A RELATED GROUP" means any Related Group other than the Class B Related Group.

          "CLASS B FACILITY LIMIT" means, at any time, the lesser of:

          (i)  the Related Group Limit for the Class B Related Group; and

          (ii) an amount equal to the Maximum Net Investment minus the Class A Net Investment at such time.

          "CLASS B INVESTORS" means each financial institution identified on
Schedule II as a Class B Investor (but only with respect to its Commitment set forth on Schedule II under the heading "Class B Investor" and any portion of the Net Investment funded pursuant to such Commitment) together with their respective successors and assigns.

          "CLASS B NET INVESTMENT" means, at any time, the portion of the Net Investment held by the Class B Investors at such time.

          "CLASS B RELATED GROUP" means the Related Group that includes the Class B Investors.

          "CLOSING DATE" means September 24, 2002.

          "CMS" means the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration), an agency of the HHS charged with administering and regulating, among other things, certain aspects of Medicaid and Medicare.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL AGENT" means (i) with respect to the Related Group that includes Enterprise, Bank of America,, as collateral agent for any related Liquidity Provider, any related Credit Support Provider, the holders of Commercial Paper issued by Enterprise and certain other parties and (ii) with respect to the Related Group that includes Compass, WestLB AG (formerly known as Westdeutsche Landesbank Girozentrale), as collateral agent for any related Liquidity Provider, any related Credit Support Provider, the holders of Commercial Paper issued by Compass or its Related CP Issuer and certain other parties.

          "COLLECTION ACCOUNT" means the account, established by the Agent, for the benefit of the Investors, pursuant to Section 2.12.

          "COLLECTION AGENT" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

          "COLLECTION AGENT DEFAULT" has the meaning specified in Section 6.4 hereof.

          "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

          "COLLECTION DELAY PERIOD" means 10 days or such other number of days as the Agent may select upon three Business Days' notice to the Transferor.

          "COMMERCIAL OBLIGOR" means any Obligor referred to in clause (C) or
(E) of the definition of "Obligor" contained in this Section 1.1 hereof.

          "COMMERCIAL PAPER" means, with respect to any Conduit Investor, the promissory notes issued by such Conduit Investor or its Related CP Issuer in the commercial paper market.

          "COMMITMENT" means (i) with respect to each Class A Bank Investor or Class B Investor party hereto, the commitment of such Investor to make acquisitions from the Transferor or (in the case of a Class A Bank Investor) the Conduit Investor in its Related Group in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Investor's name on Schedule II hereto under the heading "COMMITMENT", MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement PLUS the dollar amount of any increase to such Investor's Commitment consented to by such Investor prior to the time of determination, (ii) with respect to any assignee of a Class A Bank Investor or Class B Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or (in the case of a Class A Bank Investor) the Conduit Investor in its Related Group not to exceed the amount set forth in such Assignment and Assumption Agreement MINUS the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or (in the case of a Class A Bank Investor) the Conduit Investor in its Related Group not to exceed the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign; PROVIDED that the Commitment of each Class B Investor shall be reduced by its Pro Rata Share of any reduction of the Related Group Limit for Class B pursuant to Section 2.2(f).

          "COMMITMENT TERMINATION DATE" means October 24, 2002, or such later date to which the Commitment Termination Date may be extended by Transferor, the Agent, the Class A Bank Investors and (so long as the Commitments of the Class B Investors are greater than zero) the Class B Investors not later than 60 days prior to the then current Commitment Termination Date.

          "COMPASS" means Compass US Acquisition, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

          "CONCENTRATION ACCOUNT" means a special depositary account in the name of the Transferor maintained at a bank acceptable to the Agent for the purpose of receiving Collections remitted from the Special Accounts.

          "CONCENTRATION ACCOUNT AGREEMENT" means an agreement substantially in the form attached as Exhibit D-2 hereto among the Transferor, the Concentration Account Bank and the Agent.

          "CONCENTRATION ACCOUNT BANK" means the bank holding the Concentration Account.

          "CONCENTRATION ACCOUNT NOTICE" means a notice, in substantially the form of the Notice of Effectiveness attached to the Concentration Account Agreement, from the Agent to the Concentration Account Bank.

          "CONCENTRATION FACTOR" means for any Designated Obligor on any date of determination (calculated prior to the payment of any Transfer Price to be made on such date but as if such payment had been made):

          (a) in the case of any Commercial Obligor or Hospital Obligor that does not have a Special Concentration Limit (as defined below), 5% of the Class A Net Investment outstanding on such date; PROVIDED that, subject to clause (c) below, for so long as Aetna Inc. is rated at least BBB- by Standard & Poor's and at least Baa3 by Moody's, the Concentration Factor for Aetna Inc. shall be 7.0% of the Class A Net Investment outstanding on such date, (ii) for so long as Cigna Corp. is rated at least A- by Standard & Poor's and at least A3 by Moody's, the Concentration Factor for Cigna Corp. shall be 10% of the Class A Net Investment outstanding on such date and (iii) for so long as United Healthcare Corporation is rated at least A- by Standard & Poor's and at least A3 by Moody's, the Concentration Factor for United Healthcare Corporation shall be 10% of the Class A Net Investment outstanding on such date;

          (b) in the case of any US Government Obligor that does not have a Special Concentration Limit, 80% of the Class A Net Investment outstanding on such date; or

          (c) in the case of any Obligor (including any Obligor described in clauses (a) and (b)), such higher amount determined by the Agent (with the consent of each Administrative Agent) or such lower amount determined by any Administrative Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor and the other Administrative Agent (any such higher or lower amount being a "SPECIAL CONCENTRATION LIMIT").

          "CONDUIT INVESTOR" means Compass, GMFC or Enterprise.

          "CONFIDENTIAL INFORMATION" shall have the meaning specified in Section 5.1(d).

          "CONTRACT" means an agreement between an Originating Entity and an Obligor which (i) if in writing, is in substantially the form of one of the forms of written contract set forth in Exhibit A hereto or otherwise approved by each Administrative Agent, and (ii) if an open account agreement, is evidenced by one of the forms of invoices set forth in Exhibit A hereto or otherwise approved by each Administrative Agent, in each case pursuant to or under which such Obligor shall be obligated to pay for services or merchandise from time to time.

          "CONTRACTUAL ADJUSTMENT" means, with respect to any Receivable, an amount by which the outstanding principal amount of such Receivable is reduced as a result of (i) Medicare or Medicaid program funding and fee requirements or
(ii) any other reasonable and customary insurance company or other charge or reimbursement policies or procedures.

          "CONTRACTUAL ADJUSTMENT AMOUNT" means, with respect to any Receivable originated by a member of the Spectra Renal Management Group, at any time, an amount equal to (i) 75% of the original outstanding principal amount of such Receivable (excluding any accrued and outstanding Finance Charges related thereto) MINUS (ii) the amount of any Contractual Adjustments already granted with respect to such Receivable.

          "CP RATE" means, with respect to any CP Tranche Period for any Conduit Investor, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper of such Conduit Investor or its Related CP Issuer having a term equal to such CP Tranche Period may be sold by any placement agent or commercial paper dealer selected by such Conduit Investor or such Related CP Issuer, PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and such Conduit Investor or its Related CP Issuer is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from such Conduit Investor's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

          "CP TRANCHE" means a Tranche as to which Discount is calculated at a CP Rate.

          "CP TRANCHE PERIOD" means, with respect to a CP Tranche for any Conduit Investor, a period of days not to exceed 90 days commencing on a Business Day requested by the Transferor and agreed to by such Conduit Investor pursuant to Section 2.3. If a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

          "CREDIT AND COLLECTION POLICY" shall mean the Transferor's credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, as modified from time to time in compliance with Section 5.2(c).

          "CREDIT SUPPORT AGREEMENT" means, with respect to any Conduit Investor, an agreement between such Conduit Investor or its Related CP Issuer and a Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

          "CREDIT SUPPORT PROVIDER" means, with respect to any Conduit Investor, the Person or Persons who provides credit support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or such Related CP Issuer of Commercial Paper.

          "DEALER FEE" means, with respect to any Conduit Investor, the fee payable by the Transferor to the related Administrative Agent or, in the case of GMFC, to such Conduit Investor, pursuant to Section 2.4 hereof, the terms of which are set forth in the Fee Letter to which such Conduit Investor is a party.

          "DEEMED COLLECTIONS" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

          "DEFAULTED RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for over 270 days from the original due date for such Receivable; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) which has been identified by the Transferor, any Originating Entity or the Collection Agent as uncollectible (including, without limitation, any Receivable that is written off by the Transferor, any Originating Entity or the Collection Agent); or (iv) which, consistent with the Credit and Collection Policy, should be written off as uncollectible.

          "DEFAULT RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables that became Defaulted Receivables during such month together with all Receivables under the Medicare or Medicaid Program that were deemed disputed as provided for in the PROVISO to clause (xi) of the definition of "Eligible Receivables" during such month, by (ii) the aggregate Outstanding Balance of Receivables that shall have been acquired by the Seller during the month occurring nine months prior to such calendar month.

          "DELINQUENT RECEIVABLE" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

          "DESIGNATED ACCOUNT AGENT" means, in the case of any Originating Entity, an Affiliate thereof that (i) is, directly or indirectly, a wholly-owned Subsidiary of FMCH, (ii) has agreed to maintain a deposit account for the benefit of such Originating Entity to which Obligors in respect of such Originating Entity have been directed to remit payments on Receivables, and
(iii) shall have executed and delivered to the Agent an Account Agent Agreement.

          "DESIGNATED OBLIGOR" means, at any time, each Obligor; PROVIDED, HOWEVER, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from any Administrative Agent, delivered at any time (with a copy to the other Administrative Agents).

          "DILUTION HORIZON" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables acquired by the Transferor during the calendar month preceding such calendar month by (ii) the Net Receivables Balance as of such last day of such calendar month.

          "DILUTION RATIO" means, with respect to any calendar month, the greater of (a) the ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing (i) the aggregate amount of any reductions to or cancellations of the respective Outstanding Balances of the Receivables as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances and any other billing and other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the Seller, the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during such month by (ii) the aggregate Outstanding Balance of all Receivables which arose during the preceding month and (b) 3.0%.

          "DILUTION RESERVE" means, at any time, an amount equal to the product of (i) the Dilution Reserve Percentage and (ii) the Net Receivables Balance on such date.

          "DILUTION RESERVE PERCENTAGE" means, on any day, an amount equal to:

                [ ( 1.5 x ADR ) + [( DS - ADR ) x ( DS / ADR)] ] x DH

Where:

ADR  =    the average Dilution Ratio in respect of the 12 calendar month period then most recently ended.

DS   =    the highest Dilution Ratio at any time during the 12 calendar month period then most recently ended.

DH   =    the Dilution Horizon on such date.

          "DISCOUNT" means, with respect to any Tranche Period:

                               (TR x TNI x AD)
                                          ---
                                          360

Where:
TR    =   the Tranche Rate applicable to such Tranche
          Period.

TNI   =   the portion of the Net Investment allocated to
          such Tranche Period.

AD    =   the actual number of days during such Tranche
          Period.

PROVIDED, HOWEVER, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and PROVIDED, FURTHER, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

          "DISCOUNT RESERVE" means, at any time, an amount equal to:

                                     TD + LY

Where:

TD   =    the sum of the unpaid Discount for all Tranche Periods to which any portion of the Class A Net Investment is allocated.

LY   =    the Liquidation Yield

          "EARLY COLLECTION FEE" means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of
(i) the additional Discount that would have accrued during such Tranche Period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

          "ELIGIBLE INVESTMENTS" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; PROVIDED, HOWEVER, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a) (ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S& P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

          "ELIGIBLE RECEIVABLE" means, at any time, any Receivable:

          (i) which has been (A) originated by the Seller or a Transferring Affiliate, (B) sold by the applicable Transferring Affiliate to the Seller pursuant to (and in accordance with) the Transferring Affiliate Letter or the BMA Transfer Agreement, free and clear of any Adverse Claim, in the case of a Receivable originated by a Transferring Affiliate, and (C) sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, with the effect that the Transferor has good title thereto, free and clear of all Adverse Claims;

          (ii) which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Investors, of all of the Transferor's right, title and interest therein or the grant of a first priority perfected security interest herein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement;

          (iii) the Obligor of which (A) is a United States resident, (B) is a Designated Obligor at the time of the initial creation of an interest therein hereunder, (C) is not an Affiliate of any Originating Entity or any of the parties hereto, and (D) other than in the case of any Obligor of the type described in clause (A), (B) or (F) of the definition herein of "Obligor", is not a government or a governmental subdivision or agency;

          (iv) which is not a Defaulted Receivable at the time of the initial creation of an interest therein hereunder;

          (v) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Agent or any Investor therein;

          (vi) which, (A) arises pursuant to a Contract with respect to which each of the Seller and the Transferor has performed all obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed in accordance with the Credit and Collection Policy and in accordance with such requirements (including any requirements that relate to the timing of billing) as may have been imposed by the applicable Obligor thereon (including, without limitation, any Official Body associated with any of the CHAMPUS/VA, Medicaid or Medicare programs); and (C) according to the Contract related thereto, is required to be paid in full upon receipt by the Obligor thereof of the invoice related thereto or at a later time not to exceed 90 days from the original billing date therefor;

          (vii) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

          (viii) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

          (ix) which is an "account" or "general intangible" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

          (x) which is denominated and payable only in United States dollars in the United States;

          (xi) which, (A) arises under a Contract that has been duly authorized and that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, (B) is not subject to any litigation, dispute, counterclaim or other defense and (C) is not subject to any offset other than as set forth in the related Contract; PROVIDED, HOWEVER, that for the purposes of this clause (xi), any Receivable under the Medicare, Medicaid or CHAMPUS/VA program as to which any payment, or part thereof, remains unpaid for 270 days or more from the original invoice date shall be deemed to be a disputed Receivable and, further, any Receivable, for which the Transferor receives a partial payment that is below the estimated value of such Receivable, net of Contractual Adjustments, shall be deemed to be a disputed Receivable;

          (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, (A) laws, rules and regulations relating to healthcare, insurance, usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and (B) CHAMPUS/VA Regulations, Medicare Regulations and Medicaid Regulations) and with respect to which no part of the Contract related thereto is or would, as a result of any of the transactions contemplated herein, be in violation of any such law, rule or regulation in any material respect and with respect to which no Originating Entity or the Transferor, and to the best knowledge of the Seller and the Transferor, no other party to the Contract related thereto, is in violation of any such law, rule or regulation in any material respect;

          (xiii) which (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) is assignable as contemplated under the Transaction Documents, and (C) complies with such other criteria and requirements as any Administrative Agent may from time to time specify to the Transferor following five Business Days' notice;

          (xiv) which was generated in the ordinary course of an Originating Entity's business;

          (xv) the Obligor of which has been directed to make all payments to a Special Account with respect to which there shall be a Special Account Letter (and, if applicable, an Account Agent Agreement) in effect;

          (xvi) neither the assignment of which under the Transferring Affiliate Letter or the BMA Transfer Agreement by the applicable Transferring Affiliate, the assignment of which under the Receivables Purchase Agreement by the Seller and the assignment of which hereunder by the Transferor nor the performance or execution of any of the other transactions contemplated in any of the Transaction Documents with respect thereto violates, conflicts or contravenes any applicable laws, rules or regulations (including without limitation, any CHAMPUS/VA Regulations, any Medicaid Regulations and any Medicare Regulations), orders or writs or any contractual or other restriction, limitation or encumbrance;

          (xvii) which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); PROVIDED, HOWEVER, that only such portion of such Receivable that is the subject of such compromise, adjustment or modifications shall be deemed to be ineligible pursuant to the terms of this clause (xvii);

          (xviii) which, in the case of any Receivable payable by an Obligor through a fiscal intermediary or similar entity, is payable through one of the Persons in such capacity that is specified in Exhibit N hereto or that has otherwise been approved by each Administrative Agent;

          (xix) as to which, in the case of any Obligor of the type described in clause (C) or (D) of the definition of "Obligor" herein, notice of the interest therein of the Transferor shall have been given to such Obligor; and

          (xx) which, in the case of any Receivable arising from a sale of services or merchandise by (A) NMC Homecare, Inc. or National Medical Care Home Care Service Agency, Inc., such Receivable shall have been billed through either the "AS 400" billing system or the "Mesta" system or (B) NMC Diagnostic Services, Inc., such Receivable shall have been billed through the "IDX" billing system or, in any such case, through any successor billing system described to each Administrative Agent by the Seller or the Transferor and approved by each Administrative Agent from time to time.

          "ENTERPRISE" means Enterprise Funding Corporation, a Delaware corporation, together with its successors and permitted assigns.

          "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA AFFILIATE" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

          "ESTIMATED MATURITY PERIOD" shall mean, at any time, the period, rounded upward to the nearest whole number of days, equal to the weighted average number of days until due of the Receivables as calculated by the Collection Agent in good faith and set forth in the most recent Investor Report, such calculation to be based on the assumptions that (a) each Receivable within a particular aging category (as set forth in the Investor Report) will be paid on the last day of such aging category and (b) the last day of the last such aging category coincides with the last date on which any Outstanding Balance of Receivables would be written off as uncollectible or charged against any applicable reserve or similar account in accordance with the objective requirements of the Credit and Collection Policy and the Seller's and the Transferor's normal accounting practices applied on a basis consistent with those reflected in the Seller's financial statements, PROVIDED, HOWEVER, that if the Agent, any Administrative Agent or any Investor shall reasonably disagree with any such calculation, the Agent may recalculate the Estimated Maturity Period, and such recalculation, in the absence of manifest error, shall be conclusive.

          "EURODOLLAR RATE" means, with respect to any Eurodollar Tranche Period for the Investors in any Related Group, a rate which is equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the Applicable Margin at such time, (B) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Administrative Agent for such Related Group during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (C) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by such Administrative Agent for determining the current annual assessment payable by such Administrative Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

          "EURODOLLAR TRANCHE" means a Tranche as to which Discount is calculated at the Eurodollar Rate.

          "EURODOLLAR TRANCHE PERIOD" means, with respect to a Eurodollar Tranche for the Investors in any Related Group, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Administrative Agent for such Related Group, commencing on a Business Day requested by the Transferor and agreed to by such

Administrative Agent; PROVIDED, HOWEVER, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; PROVIDED, FURTHER, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

          "EVENT OF BANKRUPTCY" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankruptcy or insolvent, or seeking liquidation, winding up, reorganization, arrangements, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation (or other business entity), such Person or any Subsidiary shall take any corporate (or analogous) action to authorize any of the actions set forth in the preceding clauses (i) or
(ii).

          "EXCLUDED TAXES" shall have the meaning specified in Section 8.3 hereof.

          "EXISTING TAA" shall have the meaning specified in the Preliminary Statements hereof.

          "FACE AMOUNT" means, with respect to any Commercial Paper, (i) the face amount of any such Commercial Paper issued on a discount basis and (ii) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Paper issued on an interest-bearing basis.

          "FACILITY FEE" means, with respect to any Conduit Investor, a fee payable by the Transferor to such Conduit Investor pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter to which such Conduit Investor is a party.

          "FACILITY LIMIT" means $560,000,000; PROVIDED that such amount may not at any time exceed the aggregate Commitments of the Class A Bank Investors at any time in effect.

          "FEE LETTER" means (i) the letter agreement dated January 31, 2002 among the Transferor, Enterprise and Bank of America with respect to the fees to be paid by the Transferor hereunder in respect of the Related Group that includes Enterprise, as amended, modified or supplemented from time to time,
(ii) the letter agreement dated January 31, 2002 between the Transferor, Compass and WestLB with respect to the fees to be paid by the Transferor hereunder with respect to the Related Group that includes Compass, as amended, modified or supplemented from time to time or (iii) the letter agreement dated October 26, 2000 between the Transferor,

GMFC and BLB with respect to the fees to be paid by the Transferor hereunder with respect to the Related Group that includes GMFC, as amended, modified or supplemented from time to time.

          "FINANCE CHARGES" means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

          "FMC" means Fresenius Medical Care AG, a corporation organized and existing under the laws of the Federal Republic of Germany, and its successors and permitted assigns.

          "FMCH" means Fresenius Medical Care Holdings, Inc., a New York corporation, and its successors and permitted assigns.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

          "GMFC" means Giro Multi-Funding Corporation, a bankruptcy-remote special purpose company incorporated in Delaware, together with its successors and permitted assigns.

          "GROUP MAJORITY INVESTORS" has the meaning specified in Section 9.8.

          "GUARANTY" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

          "HHS" means the Department of Health and Human Services, an agency of the Federal Government of the United States.

          "HOSPITAL OBLIGOR" means any Obligor referred to in clause (D) of the definition of "Obligor" contained in this Section 1.1 hereof.

          "INCREMENTAL TRANSFER" means a Transfer upon giving effect to which the Net Investment hereunder shall be increased.

          "INDEBTEDNESS" means, with respect to any Person and without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

          "INDEMNIFIED AMOUNTS" has the meaning specified in Section 8.1 hereof.

          "INDEMNIFIED PARTIES" has the meaning specified in Section 8.1 hereof.

          "INITIAL TRANSFER DOCUMENTS" shall have the meaning specified in
Section 5.2(h).

          "INTEREST COMPONENT" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

          "INVESTOR" means a Conduit Investor, a Class A Bank Investor or a Class B Investor.

          "INVESTOR REPORT" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and each Administrative Agent, furnished by the Collection Agent pursuant to Section 2.11 hereof.

          "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "LIBOR RATE" means, with respect to any Eurodollar Tranche Period for the Investors in any Related Group, the rate at which deposits in dollars are offered to the Administrative Agent for such Related Group, in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

          "LIQUIDATION YIELD" means, at any time, an amount equal to:

                            (RVF x LBR x NI) x (EMP + CDF)
                                                -----------
                                                    360

Where:

RVF  =    the Rate Variance Factor at such time;

LBR  =    the Base Rate at such time which is applicable to the liquidation period after a Termination Event;

NI   =    the Net Investment at such time;

EMP  =    the Estimated Maturity Period of the Receivables; and

CDF  =    the Collection Delay Factor.

          "LIQUIDITY PROVIDER" means, with respect to any Conduit Investor, the Person or Persons who will provide liquidity support to such Conduit Investor in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

          "LIQUIDITY PROVIDER AGREEMENT" means an agreement between a Conduit Investor and one or more Liquidity Providers evidencing the obligation of each such Liquidity Provider to provide liquidity support to such Conduit Investor in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

          "LOSS HORIZON" means, as of any date, the product of (a) a ratio (expressed as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Receivables acquired by the Seller during the nine most recently ended calendar months by (ii) the aggregate Outstanding Balance of all Receivables that are not more than 270 days past due as of the last day of the most recently ended calendar month times (b) the highest average Default Ratio for any consecutive three month period during the immediately preceding 12-month period.

          "LOSS PERCENTAGE" means on any day the greater of (i) one and one-half (1.5) times the Loss Horizon as of such day and (ii) 20%.

          "LOSS RESERVE" means, on any day, an amount equal to:

                         LP x (CANI + DLR + DR + SFR)

Where:

LP   =    the Loss Percentage at the close of business of the Collection Agent on such day;

CANI = the Class A Net Investment at the close of business of the Collection Agent on such day;

DLR  =    the Dilution Reserve at the close of business of the Collection Agent on such day;

DR   =    the Discount Reserve at the close of business of the Collection Agent on such day;

SFR  =    the Servicing Fee Reserve at the close of business of the Collection
          Agent on such day.

Notwithstanding the foregoing, the Loss Reserve shall at all times be at least equal to the sum of (x) 5% of the Maximum Net Investment plus (y) the Class B Net Investment as of the close of business on the date of determination.

          "LOSS-TO-LIQUIDATION RATIO" means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such month, by (ii) the aggregate amount of Collections received by the Collection Agent during such period.

          "MAJORITY INVESTORS" means, at any time, those Class A Bank Investors which hold Commitments aggregating in excess of 51% of the aggregate Commitments of all Class A Bank Investors as of such date; PROVIDED that if the Termination Date has occurred hereunder and the Class A Aggregate Unpaids have been paid in full, then the "Majority Investors" shall mean those Class B Investors which hold Commitments aggregating in excess of 51% of the aggregate Commitments of all Class B Investors as of such date.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on any of
(i) the collectibility or enforceability of a material portion of the Receivables or Related Security, (ii) the ability of the Transferor or any Originating Entity to charge or collect a material portion of the Receivables or Related Security, (iii) the ability of (A) the Transferor or any Originating Entity to perform or observe in any material respect any provision of this Agreement or any other Transaction Document to which it is a party or (B) of FMC or FMCH to cause the due and punctual performance and observation by the Seller or the Transferor of any such provision or, if the Seller or the Transferor shall fail to do so, to perform or observe any such provision required to be performed or observed by the Seller or the Transferor under this Agreement or any other Transaction Document to which the Seller or the Transferor is party, in each case pursuant to the Parent Agreement, (iv) the ability of (A) any Transferring Affiliate to perform or observe in any material respect any provision of the Transferring Affiliate Letter or, in the case of BMA, the BMA Transfer Agreement or, in the case of any Designated Account Agent, the applicable Account Agent Agreement, or (B) of FMC or FMCH to cause the due and punctual performance and observation by such Transferring Affiliate, BMA or such Designated Account Agent of any such provision or, if such Transferring Affiliate, BMA or such Designated Account Agent shall fail to do so, to perform or observe any such provision, in each case pursuant to the Parent Agreement,
(v) the financial condition, operations, businesses or properties of FMC, FMCH, NMC or the Transferor or (vi) the interests of the Agent, any Administrative Agent or any of the Investors under the Transaction Documents.

          "MAXIMUM NET INVESTMENT" means $548,800,000.

          "MAXIMUM PERCENTAGE FACTOR" means 98%.

          "MAXIMUM CLASS A NET INVESTMENT" means, at any time, the maximum Class A Net Investment that would not cause the Percentage Factor to exceed the Maximum Percentage Factor, as set forth in the most recent Investor Report delivered pursuant to Section 2.11, rounded down to the nearest multiple of $1,000,000.

          "MEDICAID" means the medical assistance program established by Title XIX of the Social Security Act (42 USC ss.ss.1396 ET SEQ.) and any statutes succeeding thereto.

          "MEDICAID REGULATIONS" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, CMS, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

          "MEDICARE" means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC ss.ss.1395 et seq.) and any statutes succeeding thereto.

          "MEDICARE REGULATIONS" means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all Governmental Authorities (including, without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

          "MINIMUM AMOUNT" shall have the meaning specified in Section 5.1(h).

          "MOODY'S" means Moody's Investors Service.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.

          "NET ASSET TEST" shall mean, in connection with any assignment by a Conduit Investor of an interest in the Class A Net Investment pursuant to
Section 9.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Net Receivables Balance shall be greater than the Class A Net Investment.

          "NET INVESTMENT" means the sum of the cash amounts paid to the Transferor for each Incremental Transfer less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; PROVIDED that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and PROVIDED FURTHER that the Net Investment may be increased by the amount described in Section 9.7(d) as described therein. A portion of the Net Investment shall be deemed to be held by an Investor to the extent such portion of the Net Investment shall have been funded by, or assigned to, such Investor.

          "NET RECEIVABLES BALANCE" means at any time the Outstanding Balance of the Eligible Receivables at such time reduced, without duplication, by the sum of (i) the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor or class of Designated Obligors exceeds the Concentration Factor for such Designated Obligor or class of Designated Obligors, PLUS (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, PLUS (iii) the excess, if any, of
(A) the aggregate Outstanding Balance of all Eligible Receivables of each Obligor referred to in clause (G) of the definition of "Obligor" contained in this Section 1.1, over (B) an amount equal to 5% of the aggregate Outstanding Balance of all Eligible Receivables, PLUS (iv) the aggregate amount by which the Outstanding Balance of all Eligible Receivables originated by any member of the Spectra Renal Management Group exceeds 7.5% of the Class A Net Investment.

          "NMC" means National Medical Care, Inc., a Delaware corporation and owner of 100% of the outstanding stock of the Transferor.

          "NPRBI" shall have the meaning specified in Section 2.13.

          "OBLIGOR" of any Receivable means (i) any Person obligated to make payments of such Receivable pursuant to a Contract and/or (ii) any Person owing any amount in respect of such Receivable, or in respect of any Related Security with respect to such Receivable, all such Persons referred to in any of clauses
(A), (B), (E), (F) and (G) below, and each Person referred to in any of clauses
(C) and (D) below, to be deemed for purposes of this Agreement to be one
Obligor:

               (A): all Persons owing Receivables or Related Security under the Medicare program;

               (B): all Persons owing Receivables or Related Security under the Medicaid program;

               (C): each Person which is an insurance company;

               (D): each Person which is a hospital or other health care provider;

               (E): all Persons, other than health care providers or Persons referred to in clause (A), (B), (C) or (D) above or clause (F) or (G) below, owing Receivables arising from the sale by NMC Medical Products, Inc. of services or merchandise;

               (F): all Persons owing Receivables or Related Security under the CHAMPUS/VA Program; and

               (G): all Persons who receive the services or merchandise the sale of which results in Receivables that are not insured, guaranteed or otherwise supported in respect thereof by any of the Persons referred to in clauses (A) through (F) above, including any Person owing any amount in respect of Receivables by reason of insurance policy deductibles or co-insurance agreements or arrangements.

          "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "ORIGINATING ENTITY" means any of the Seller and any Transferring Affiliate.

          "OTHER TRANSFEROR" means, with respect to any Conduit Investor, any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with such Conduit Investor.

          "OUTSTANDING BALANCE" means (i) with respect to any Receivable originated by a member of the Spectra Renal Management Group, the outstanding principal amount thereof (excluding any accrued and outstanding Finance Charges related thereto) MINUS the Contractual Adjustment Amount with respect to such Receivable and (ii) with respect to any other Receivable, the outstanding principal amount thereof (excluding any accrued and outstanding Finance Charges related thereto).

          "PARENT AGREEMENT" means an agreement substantially in the form set forth as Exhibit P hereto dated as of August 28, 1997 made by FMC and FMCH in respect of the obligations of the Originating Entities and NMC under the Transaction Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of each Administrative Agent.

          "PARENT GROUP" means, collectively, FMC, FMCH, NMC, the Transferor, the Originating Entities and their Subsidiaries and Affiliates, and "PARENT GROUP MEMBER" means any such Person individually.

          "PAYOR" shall, solely for purposes of Section 8.3, have the meaning specified in such section.

          "PERCENTAGE FACTOR" shall mean the fraction (expressed as a percentage) computed at any time of determination as follows:

                      CANI + LR + DLR + DR + SFR
                      --------------------------
                                  NRB

     Where:

     CANI =   the Class A Net Investment at the time of such computation;


     LR   =   the Loss Reserve at the time of such computation;


     DLR  =   the Dilution Reserve at the time of such computation;


     DR   =   the Discount Reserve at the time of such computation;


     SFR  =   the Servicing Fee Reserve at the time of such computation; and

     NRB  =   the Net Receivables Balance at the time of such computation.

          "PERSON" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency or any government.

          "POTENTIAL TERMINATION EVENT" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

          "PRIMARY PAYOR" means (i) each Obligor referred to in clauses (A),
(B), (E), (F) and (G) of the definition of "Obligor" contained in this Section 1.1, (ii) collectively, all Obligors of the type referred to in clause (C) of the definition of "Obligor" contained in this Section 1.1 and (iii) collectively, all Obligors of the type referred to in clause (D) of the definition of "Obligor" contained in this Section 1.1.

          "PRO RATA SHARE" means, for a Class A Bank Investor or Class B Investor in any Related Group, the Commitment of such Class A Bank Investor or Class B Investor divided by the sum of the Commitments of all Class A Bank Investors or Class B Investors, as applicable in such Related Group.

          "PROCEEDS" means "proceeds" as defined in Section 9-306 (1) of the UCC as in effect on the date hereof.

          "PROGRAM FEE" means, with respect to any Conduit Investor, the fee payable by the Transferor to such Conduit Investor pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter to which such Conduit Investor is a party.

          "PURCHASED INTEREST" means the interest in the Receivables acquired by a Liquidity Provider from a Conduit Investor through purchase pursuant to the terms of a Liquidity Provider Agreement.

          "PURCHASE TERMINATION DATE" means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from the Seller under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

          "RATABLE SHARE" means (i) in the case of a Conduit Investor in any Related Group, a fraction (expressed as a percentage) equal to the Related Group Limit of such Related Group divided by the Facility Limit, (ii) in the case of a Class A Bank Investor, a fraction (expressed as a percentage) equal to such Class A Bank Investor's Commitment divided by the sum of the Commitments of all Class A Bank Investors (including Class A Bank Investors from other Related Groups) and (iii) in the case of a Class B Investor, a fraction (expressed as a percentage) equal to such Class B Investor's Commitment divided by the Commitments of all Class B Investors.

          "RATE VARIANCE FACTOR" means the number, computed from time to time in good faith by the Agent (with the written consent of each Administrative Agent), that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, set forth in written notice by the Agent to each Administrative Agent, the Transferor and the Collection Agent.

          "RATING AGENCY" means, at any time, Moody's, S&P or any other rating agency chosen by a Conduit Investor or its Related CP Issuer to rate its commercial paper notes at such time.

          "RECEIVABLE" means the indebtedness of any Obligor under a Contract and sold by the Seller to the Transferor pursuant to the Receivables Purchase Agreement, whether constituting an account, chattel paper, instrument, insurance claim, investment property or general intangible, arising in connection with the sale or lease of merchandise, or the rendering of services, by an Originating Entity, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.

          "RECEIVABLE SYSTEMS" has the meaning specified in Section 3.1(aa).

          "RECEIVABLES PURCHASE AGREEMENT" means the Receivables Purchase Agreement dated as of August 28, 1997 by and between NMC, as seller, and the Transferor, as purchaser, as such agreement may be amended, modified or supplemented and in effect from time to time.

          "RECIPIENT" shall, solely for purposes of Section 8.3, have the meaning specified in such section.

          "RECORDS" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to receivables and the related Obligors.

          "REINVESTMENT TERMINATION DATE" means, with respect to any Conduit Investor, the second Business Day after the delivery by such Conduit Investor to the Transferor of written notice that such Conduit Investor elects to commence the amortization of its interest in the Net Investment or otherwise liquidate its interest in the Transferred Interest.

          "REINVESTMENT TRANSFER" means a Transfer occurring in connection with the reinvestment of Collections pursuant to Section 2.2(b) and 2.5.

          "RELATED COMMERCIAL PAPER" shall mean Commercial Paper issued by a Conduit Investor or its Related CP Issuer the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables with respect to the Transferor.

          "RELATED CP ISSUER" means, when used in relation to Compass, Compass Securitization L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

          "RELATED GROUP" means any of the following groups: (i) Enterprise, as a Conduit Investor, Landesbank Hessen-Thueringen Girozentrale, as a Class A Bank Investor, and Bank of America, N.A., as a Class A Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (ii) Compass, as a Conduit Investor, Landesbank Hessen-Thueringen Girozentrale, as a Class A Bank Investor and WestLB, as a Class A Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (iii) GMFC, as a Conduit Investor, and BLB, as a Class A Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns and (iv) the Class B Investors and Bank of America, as Administrative Agent for the Class B Investors, together with their respective successors and permitted assigns.

          "RELATED GROUP LIMIT" means, with respect to any Related Group, the aggregate Commitments of the Class A Bank Investors or the Class B Investors, as applicable, in such Related Group.

          "RELATED SECURITY" means with respect to any Receivable, all of the Transferor's rights, title and interest in, to and under:

               (i) all of the Seller's, the Transferor's or any Transferring Affiliate's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

               (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

               (iii) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, including, without limitation, insurance, guaranties and other agreements or arrangements under the Medicare program, the Medicaid program, state renal programs, CHAMPUS/VA, private insurance policies, and hospital and other health care programs and health care provider arrangements;

               (iv) all Records related to such Receivable;

               (v) all rights and remedies of the Transferor (A) under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against the Seller in connection therewith, (B) under the Transferring Affiliate Letter, together with all financing statements filed in connection therewith against the Transferring Affiliates, (C) under the BMA Transfer Agreement, together with all financing statements filed in connection therewith against BMA and (D) under the Parent Agreement; and

               (vi) all Proceeds of any of the foregoing.

          "REQUIRED ADMINISTRATIVE AGENTS" means each Administrative Agent; PROVIDED that (i) for so long as the Percentage Factor exceeds 100%, the "Required Administrative Agents" shall mean each Administrative Agent other than the Administrative Agent for the Class B Related Group and (ii) if the Termination Date has occurred hereunder and the Class A Aggregate Unpaids have been paid in full, then the "Required Administrative Agents" shall mean the Administrative Agent for the Class B Related Group.

          "SECTION 8.2 COSTS" has the meaning specified in Section 8.2(d) hereof.

          "SELLER" means NMC and its successors and permitted assigns.

          "SERVICING FEE" means the fees payable by the Investors in a Related Group to the Collection Agent, with respect to a Tranche held by the Investors in such Related Group, in an amount equal to 0.25% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3 hereof. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Percentage Factor is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof. After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof.

          "SERVICING FEE RESERVE" means at any time an amount equal to the product of (i) the aggregate Outstanding Balance of all Receivables at such time, (ii) the Servicing Fee percentage and (iii) a fraction having as the numerator, the sum of (a) the Estimated Maturity Period PLUS (b) the Collection Delay Period, and as the denominator, 360.

          "SOCIAL SECURITY ACT" means the Social Security Act, as amended from time to time, and the regulations promulgated and rulings and advisory opinions issued thereunder.

          "SPECIAL ACCOUNT" means a special depositary account maintained at a bank acceptable to the Agent for the purpose of receiving Collections, which account is in the name of either (i) the Originating Entity in respect of the Receivables giving rise to such Collections or (ii) a Designated Account Agent acting on behalf of such Originating Entity.

          "SPECIAL ACCOUNT BANK" means any of the banks holding one or more Special Accounts.

          "SPECIAL ACCOUNT LETTER" means a letter, in substantially the form of Exhibit D-1 hereto, from an Originating Entity (or, if applicable, a Designated Account Agent) to any Special Account Bank, executed by such Originating Entity (or such Designated Account Agent) to such Special Account Bank.

          "SPECTRA RENAL MANAGEMENT GROUP" means, collectively, Spectra East, Inc., a Delaware corporation, Spectra Laboratories, Inc., a Nevada corporation, as Transferring Affiliates, and their respective successors.

          "STANDARD & POOR'S" or "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

          "SUBORDINATED NOTE" shall have the meaning specified in the Receivables Purchase Agreement.

          "SUBSIDIARY" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

          "TAXES" shall have the meaning specified in Section 8.3 hereof.

          "TERMINATION DATE" means the earliest of (i) the Business Day designated by the Transferor to each Administrative Agent as the Termination Date at any time following 60 days' written notice to each Administrative Agent,
(ii) the date of termination of the commitment of any Liquidity Provider under a Liquidity Provider Agreement, (iii) the date of termination of the commitment of any Credit Support Provider under a Credit Support Agreement, (iv) the day upon which the Termination Date is declared or automatically occurs pursuant to
Section 7.2(a) hereof, (v) two Business Days prior to the Commitment Termination Date, (vi) the day on which a Reinvestment Termination date shall occur, (vii) the Purchase Termination Date, or (viii) October 24, 2002.

          "TERMINATION EVENT" means an event described in Section 7.1 hereof.

          "TRANCHE" means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

          "TRANCHE PERIOD" means a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

          "TRANCHE RATE" means the CP Rate, the Base Rate or the Eurodollar
Rate.

          "TRANSACTION COSTS" has the meaning specified in Section 8.4(a) hereof.

          "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Special Account Letters, the Concentration Account Agreement, the Account Agent Agreement(s), the Certificates, the Transfer Certificates, the Transferring Affiliate Letter, the BMA Transfer Agreement, the Parent Agreement and all of the other instruments, documents and other agreements executed and delivered by any Originating Entity, FMC, FMCH, NMC or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          "TRANSFER" means a conveyance, transfer and assignment by the Transferor to the Agent, for the benefit of the Investors, of an undivided percentage ownership interest in Receivables hereunder together with Related Security, Collections and Proceeds with respect thereto (including, without limitation, as a result of any reinvestment of Collections in Transferred Interests pursuant to Sections 2.2(b) and 2.5).

          "TRANSFER CERTIFICATE" has the meaning specified in Section 2.2(a) hereof.

          "TRANSFER DATE" means, with respect to each Transfer, the Business Day on which such Transfer is made.

          "TRANSFER PRICE" means with respect to any Incremental Transfer to be made by the Agent, on behalf of the Investors participating in such Incremental Transfer, the amount paid to the Transferor by such Investors as described in the applicable Transfer Certificate.

          "TRANSFEROR" means NMC Funding Corporation, a Delaware corporation, and its successors and permitted assigns.

          "TRANSFERRED INTEREST" means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable,
(iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to (x) at all times that any Class B Net Investment is outstanding, 100% and (y) at any other time the Percentage Factor at such time, and only at such time (without regard to prior calculations). The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Agent, on behalf of the applicable Investors, shall be considered to have reconveyed to the Transferor (without recourse, representation or warranty of any type or kind) an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.

          "TRANSFERRING AFFILIATE" means a company specified on Exhibit Q hereto, as such Schedule may be amended from time to time as provided in Section 2.15; PROVIDED, HOWEVER, that no such company shall be a Transferring Affiliate from and after the occurrence of any Event of Bankruptcy by or with respect thereto unless any Receivables that arose from sales by such company exist on such date, in which case such company shall continue to be a Transferring Affiliate until the respective Outstanding Balances of all such Receivables shall have been reduced to zero; and PROVIDED, FURTHER, that, solely with respect to the Receivables transferred by it to the Seller pursuant to the BMA Transfer Agreement, BMA shall constitute a "Transferring Affiliate" hereunder.

          "TRANSFERRING AFFILIATE LETTER" means, collectively, the respective letters, in each case in substantially the form of Exhibit O hereto, from the Transferring Affiliates (other than BMA) to the Agent, the Transferor and the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the Agent.

          "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

          "U.S." or "UNITED STATES" means the United States of America.

          "US GOVERNMENT OBLIGOR" means any Obligor that is the federal government of the United States, or any subdivision or agency thereof the obligations of which are supported by the full faith and credit of the United States, and shall include any Obligor referred to in clause (A),(B) or (F) of the definition of "Obligor" contained in this Section 1.1.

          "VOTING STOCK" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          "WESTLB" means WestLB AG, New York Branch (formerly known as Westdeutsche Landesbank Girozentrale, New York Branch), together with its successors and assigns.

          SECTION 1.2. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in
Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

          SECTION 1.3. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

          SECTION 1.4. AMENDMENT AND RESTATEMENT. Subject to the satisfaction of the conditions precedent set forth in Section 4.1, this Agreement amends and restates the Existing TAA in its entirety. This Agreement is not intended to constitute a novation of the Existing TAA. Upon the effectiveness of this Agreement, each reference to the Existing TAA in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

                                   ARTICLE II

                            PURCHASE AND SETTLEMENTS

          SECTION 2.1. FACILITY. Upon the terms and subject to the conditions herein set forth, the Transferor may from time to time prior to the Termination Date, at its option, convey, transfer and assign to the Agent, on behalf of the Investors, without recourse except as provided herein, percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto. Each such Transfer that is to be funded by the Class A Related Groups shall be funded by such Related Groups ratably in accordance with their respective Related Group Limits. Subject to the terms and conditions set forth herein, the Agent shall accept such conveyance, transfer and assignment on behalf of the Investors. By accepting any conveyance, transfer and assignment hereunder, none of the Investors, the Administrative Agents or the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the Seller.

          SECTION 2.2. TRANSFERS; CERTIFICATES; ELIGIBLE RECEIVABLES (a) INCREMENTAL TRANSFERS. Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, request that an Incremental Transfer be made by the Agent, on behalf of each of the applicable Investors. It shall be a condition precedent to each Incremental Transfer that (i) after giving effect to the payment to the Transferor of the applicable Transfer Price and, if applicable, the application of the proceeds thereof pursuant to Section 2.2(g),
(x)
the sum of the Net Investment PLUS the Interest Component of all outstanding Related Commercial Paper, would not exceed the Facility Limit, (y) the Percentage Factor would not exceed the Maximum Percentage Factor and (z) the Net Investment would not exceed the Maximum Net Investment; (ii) the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the Transfer Price related thereto; (iii) an Investor Report shall have been delivered prior to such Incremental Transfer as required by Section 3.2 hereof; (iv) in the case of any Incremental Transfer to be funded by the Class A Bank Investors in any Related Group, either (x) such Class A Bank Investors shall have previously accepted the assignment by the related Conduit Investor of all of its interest in the Affected Assets or (y) such Conduit Investor shall have had an opportunity to direct that such assignment occur on or prior to giving effect to such Incremental Transfer and (v) in the case of an Incremental Transfer to be funded by the Class B Investors, after giving effect to the payment to the Transferor of the applicable Transfer Price (x) the Class B Net Investment would not exceed the Class B Facility Limit in effect at such time and (y) the Class A Net Investment is equal to the Maximum Class A Net Investment.

          The Transferor shall, by notice to the Agent (with a copy to each Administrative Agent or, in the case of a transfer solely to the Class B Investors, with a copy to the Administrative Agent for the Class B Related Group) given by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Investors, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least three (3) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (v) whether such Incremental Transfer is to be funded by the Class B Related Group or the Class A Related Groups, (w) with respect to each Class A Related Group, whether such request is made to the Agent, on behalf of the Conduit Investor in such Related Group or on behalf of the Class A Bank Investors in such Related Group (it being understood and agreed that once any Transferred Interest hereunder is acquired on behalf of the Class A Bank Investors in any Related Group, the Agent, on behalf of Class A Bank Investors in such Related Group, shall be required to purchase all Transferred Interests held by the Agent on behalf of the Conduit Investor in such Related Group in accordance with Section 9.7 and thereafter no additional Incremental Transfers shall be acquired on behalf of such Conduit Investor hereunder), (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $250,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit, (y) the desired date of such Incremental Transfer and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section
2.3. Each Administrative Agent will promptly notify the related Conduit Investor or each of the Class A Bank Investors or Class B Investors in its Related Group, as the case may be, of such Administrative Agent's receipt of any request for an Incremental Transfer to be made to the Agent on behalf of such Person. To the extent that any such Incremental Transfer is requested of the Agent, on behalf of a Conduit Investor, such Conduit Investor shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed

Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify each Investor against any loss or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, through the related Liquidity Provider Agreement) as a result of any failure for any reason (including failure to satisfy any of the conditions precedent in respect thereof) by the Transferor to complete such Incremental Transfer including, without limitation, any loss (including loss of anticipated profits) or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, pursuant to the related Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by any Investor or a related Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for any Investor to fund such Incremental Transfer.

          The Transferor has previously delivered to the Agent the Transfer Certificate in the form of Exhibit F hereto (the "Transfer Certificate"). On the date of each Incremental Transfer, each Administrative Agent whose Related Group is to participate in such Incremental Transfer shall send written confirmation to the Transferor and to the Agent of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to the portion of such Incremental Transfer made by such Administrative Agent's Related Group. The Agent shall indicate the amount of the Incremental Transfer together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate. The Transfer Certificate shall evidence the Incremental Transfers.

          By no later than 11:00 a.m. (New York time) on any Transfer Date, each Investor participating in the relevant Transfer shall remit its Ratable Share of the aggregate Transfer Price for such Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Investor. The obligation of each Investor to remit its Ratable Share of any such Transfer Price shall be several from that of each other Investor, and the failure of any Investor to so make such amount available to the Agent shall not relieve any other Investor of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Investors participating in such Transfer as aforesaid, the Agent shall remit the Transfer Price to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds, an amount equal to the Transfer Price for such Incremental Transfer. Unless the Agent shall have received notice from any Class A Bank Investor or Class B Investor participating in an Incremental Transfer that such Class A Bank Investor or Class B Investor will not make its share of any Transfer Price relating to such Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make such Class A Bank Investor's or Class B Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from such Class A Bank Investor or Class B Investor. To the extent such Class A Bank Investor or Class B Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, such Class A Bank Investor or Class B Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of such Class A Bank Investor or Class B Investor, or the

Base Rate, in the case of the Transferor, to the Agent upon its demand therefor. Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by such Class A Bank Investor or Class B Investor, such payment shall constitute such Class A Bank Investor's or Class B Investor's payment of its share of the applicable Transfer Price for such Transfer.

               (b) REINVESTMENT TRANSFERS. On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Investors, and in consideration of Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Agent may, on behalf of each Conduit Investor (unless such Conduit Investor has otherwise directed the Agent) and shall, on behalf of each of the Class A Bank Investors and the Class B Investors, agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

               (c) ALL TRANSFERS. Each Transfer shall constitute a purchase by the Agent, on behalf of the Investors, of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Agent's aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, held on behalf of the Investors, shall equal (i) at all times that any Class B Net Investment is outstanding, 100% and (ii) at all other times, the Percentage Factor in effect from time to time. The Agent shall hold the Transferred Interests on behalf of the Investors in accordance with each such Investor's percentage interest in the Transferred Interest (determined on the basis of the relationship that the portion of the Net Investment funded by such Investor bears to the aggregate Net Investment of all Investors at such time); PROVIDED that the percentage interests of the Class B Investors shall be subordinate to the percentage interests of the Class A Investors as provided herein.

               (d) CERTIFICATE. The Transferor has issued to the Agent the Certificate, in the form of Exhibit M. The Certificate remains in full force and effect and is hereby ratified and confirmed.

               (e) PERCENTAGE FACTOR. The Percentage Factor shall be computed by the Collection Agent as of the opening of business of the Collection Agent on the effective date of this Agreement. Thereafter until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Transfer pursuant to Section 2.2(a) and as of the close of business of the Collection Agent on each Business Day (other than a day after the Termination Date) and report such recomputation to the Agent monthly, in the Investor Report, and at such other times as may be requested by the Agent. The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made, notwithstanding any additional Receivables arising, any Incremental Transfer made pursuant to Section 2.2(a) or any Reinvestment Transfer made pursuant to Sections 2.2(b) and 2.5 during any period between computations of the Percentage Factor. The Percentage Factor, as computed as of the close of business on the Business Day immediately preceding the Termination Date, shall remain constant at all times on and after the Termination Date until the date on which the Net Investment has been reduced to zero, and all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full at which time the Percentage Factor shall be recomputed in accordance with Section 2.6.

               (f) REDUCTION OF CLASS B FACILITY LIMIT. The Transferor may at any time, upon at least five Business Days' notice to the Agent and the Administrative Agent for the Class B Related Group, reduce the Related Group Limit for the Class B Related Group to zero or, from time to time, reduce in part the unused portion of such Related Group Limit; PROVIDED that each partial reduction of such Related Group Limit shall be in the amount of at least $5,000,000 or an integral multiple thereof. In no event may such Related Group Limit be reduced to an amount less than the Class B Net Investment. Any reduction or termination of the Related Group Limit for the Class B Related Group pursuant to this Section 2.2(f) shall reduce ratably or terminate each Class B Investor's Commitment.

               (g) REFINANCING OF CLASS B NET INVESTMENT. If any Incremental Transfer is requested to be made hereunder by the Investors in the Class A Related Groups at a time when any Class B Net Investment is outstanding, the Transferor hereby directs the Agent to pay the Transfer Price for such Incremental Transfer to the Administrative Agent for the Class B Related Group, for application to the reduction of the Class B Net Investment. In addition, for so long as any Class B Net Investment is outstanding hereunder, the Transferor hereby agrees that it shall, to the maximum extent it is permitted to do so under this Agreement, request Incremental Transfers to be funded by the Class A Investors on the last day of each Tranche Period relating to the Class B Net Investment in an amount equal to the lesser of (i) the amount of the Class B Net Investment allocated to such Tranche Period and (ii) the excess, if any, of the Maximum Class A Net Investment over the Class A Net Investment outstanding as of such date; PROVIDED that no such Incremental Transfer shall be required in an amount less than $5,000,000 and integral multiples of $1,000,000 in excess thereof; and PROVIDED FURTHER that no such Incremental Transfer shall be permitted or required within 30 days of the then current Commitment Termination Date or at any time that a Termination Event or Potential Termination Event has occurred and is continuing.

          SECTION 2.3. SELECTION OF TRANCHE PERIODS AND TRANCHE RATES.

               (a) PRIOR TO THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF A CONDUIT INVESTOR. At all times hereafter, but prior to the Termination Date with respect to any portion of the Transferred Interest held on behalf of a Conduit Investor, the Transferor may, subject to such Conduit Investor's approval and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment held by such Conduit Investor to each selected Tranche Period, so that the aggregate amounts allocated to outstanding Tranche Periods with respect to such Conduit Investor at all times shall equal the Net Investment held on behalf of such Conduit Investor. The Transferor shall give each Conduit Investor irrevocable notice by telephone of the new requested Tranche Period(s) applicable to such Conduit Investor at least three (3) Business Days prior to the expiration of any then existing Tranche Period with respect to such Conduit Investor; PROVIDED, HOWEVER, that each Conduit Investor may select, in its sole discretion, any such new Tranche Period if (i) the Transferor fails to provide such notice on a timely basis or (ii) such Conduit Investor determines, in its sole discretion, that the Tranche Period requested by the Transferor is unavailable or for any reason commercially undesirable. Each Conduit Investor confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to one or more CP Tranche Periods, provided that such Conduit Investor may determine, from time to time, in its sole discretion, that funding such Net Investment by means of one or more CP Tranche Periods is not possible or is not desirable for any reason. If any Liquidity Provider acquires from a Conduit Investor a Purchased Interest with respect to the Receivables pursuant to the terms of a Liquidity Provider Agreement, then the Administrative Agent for such Conduit Investor, on behalf of the applicable Liquidity Provider, may exercise the right of selection granted to such Conduit Investor hereby. The initial Tranche Period applicable to any such Purchased Interest shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche. Thereafter, provided that the Termination Date shall not have occurred, the Tranche Period applicable thereto shall be the BR Rate or the Eurodollar Rate, as determined by the applicable Administrative Agent. In the case of any Tranche Period outstanding upon the Termination Date, such Tranche Period shall end on such date.

               (b) AFTER THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF A CONDUIT INVESTOR. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of a Conduit Investor, such Conduit Investor or its Administrative Agent, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

               (c) PRIOR TO THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF CLASS A BANK INVESTOR OR CLASS B INVESTOR. At all times with respect to any portion of the Transferred Interest held by the Agent on behalf of the Class A Bank Investors or the Class B

Investors in any Related Group, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 14 days and such Tranche shall be a BR Tranche; PROVIDED that if so requested by the Transferor in the relevant notice delivered pursuant to Section 2.2 not less than three Business Days prior to the applicable Transfer Date, the initial Tranche Period for any portion of the Net Investment held by the Class B Investors may be a period of one month and such Tranche may be a Eurodollar Tranche. Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Class A Bank Investors or the Class B Investors (or any of them) in any Related Group, provided that the Termination Date shall not have occurred, the Tranche Period applicable thereto shall be, at the Transferor's option, either a BR Tranche or a Eurodollar Tranche. The Transferor shall give the Administrative Agent for each Related Group irrevocable notice by telephone of the new requested Tranche Period applicable to the Class A Bank Investors or the Class B Investors in such Related Group (as applicable) at least three (3) Business Days prior to the expiration of any then existing Tranche Period applicable to such Related Group and, if the Transferor shall fail to provide such notice, the applicable Administrative Agent on behalf of the Class A Bank Investors or the Class B Investors in such Related Group (as applicable) may, in its sole discretion, select the new Tranche Period in respect of the applicable Tranche. In the case of any Tranche Period outstanding upon the occurrence of the Termination Date, such Tranche Period shall end on the date of such occurrence.

               (d) AFTER THE TERMINATION DATE; TRANSFERRED INTEREST HELD ON BEHALF OF CLASS A BANK INVESTOR OR CLASS B INVESTOR. At all times on and after the Termination Date, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Class A Bank Investors or the Class B Investors in any Related Group, the Administrative Agent for such Related Group shall select all Tranche Periods and Tranche Rates applicable thereto.

               (e) EURODOLLAR RATE PROTECTION; ILLEGALITY. (i) If the Administrative Agent for any Related Group is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then

          (A) such Administrative Agent shall forthwith notify the Investors in such Related Group, as applicable, and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

          (B) while such circumstances exist, neither such Administrative Agent nor any of the Investors in such Related Group shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

          (ii) If, with respect to any outstanding Eurodollar Tranche, any Investor on behalf of which the Agent holds any Transferred Interest therein notifies its Administrative Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such

Transferred Interest will not adequately reflect the cost to such Investor of funding or maintaining its respective Transferred Interest for such Tranche Period then such Administrative Agent shall forthwith so notify the Transferor, whereupon neither such Administrative Agent nor the Investors in the Related Group shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Investment allocated to any Tranche Period ending during such period, to a Eurodollar Tranche.

          (iii) Notwithstanding any other provision of this Agreement, if any Investor shall notify its Administrative Agent that such Investor has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for such Investor or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for such Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Investor to its Administrative Agent, the obligation or ability of the such Investor to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Investor notifies its Administrative Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Investor owns an interest shall either (1) if such Investor may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Investor shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Investor's share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

          (f) SEPARATE TRANCHES FOR RELATED GROUPS. In no event shall portions of the Net Investment held by Investors from different Related Groups be allocated to the same Tranche.

          SECTION 2.4. DISCOUNT, FEES AND OTHER COSTS AND EXPENSES. Notwithstanding any limitation on recourse contained herein, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due any Conduit Investor, any Class A Bank Investor or any Class B Investor), all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On the last day of each Tranche Period, the Transferor shall pay to each Administrative Agent, on behalf of the applicable Investors in its Related Group, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest is held on behalf of a Conduit Investor, an amount equal to the discount accrued on the Commercial Paper of such Conduit Investor or its Related CP Issuer to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an

Incremental Transfer. The Transferor shall pay to each Administrative Agent, on behalf of the applicable Conduit Investor, on each day on which Related Commercial Paper is issued by such Conduit Investor or its Related CP Issuer (or, if so provided in the applicable Fee Letter, on the last day of each Tranche Period), the Dealer Fee. Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

          SECTION 2.5. NON-LIQUIDATION SETTLEMENT AND REINVESTMENT PROCEDURES. On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall, out of Collections received on or prior to such day and not previously applied or accounted for:
(i) set aside and hold in trust for the Agent, on behalf of the applicable Investors (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), an amount equal to all Discount and the Servicing Fee accrued through such day and not so previously set aside or paid and (ii) apply the balance of such Collections remaining after application of Collections as provided in clause (i) of this Section 2.5 hereof to the Transferor, for the benefit of the Agent, on behalf of the applicable Investors, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof. Any Collections so set aside as described in clause (i) above shall be allocated, FIRST, among the Class A Related Groups ratably in proportion to the accrued Discount and Servicing Fee with respect to the Investors in each such Related Group until the amount so set aside is equal to the total amount of Discount and Servicing Fee accrued for all Investors in the Class A Related Groups and, SECOND, to the Class B Related Group. On the last day of each Tranche Period applicable to any portion of the Net Investment held by one or more Investors in a Related Group, from the amounts set aside as described in clause (i) of the first sentence of this Section 2.5 hereof that have been allocated to the Investors in such Related Group, the Collection Agent shall deposit to the applicable Administrative Agent's account, for the benefit of such Investors, an amount equal to the accrued and unpaid Discount for such Tranche Period and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee for such Tranche Period. The applicable Administrative Agent, upon its receipt of such amounts in such Administrative Agent's account, shall distribute such amounts to the applicable Investors entitled thereto as set forth above; PROVIDED that if such Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, such Administrative Agent shall pay such amounts ratably (based on the amounts owing to each such Investor) to all such Investors entitled to payment thereof. In addition, the Collection Agent shall remit to the Transferor at the end of each Tranche Period, such portion of Collections not allocated to the Agent, on behalf of the applicable Investors.

          SECTION 2.6. LIQUIDATION SETTLEMENT PROCEDURES. (a) If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Administrative Agents for the Class A Related Groups (or, if the Class A Net Investment has been reduced to zero, to the Administrative Agent for the Class B Related Group), for the benefit of the applicable Investors in their respective Related Groups, from previously received Collections, an aggregate amount equal to the amount such that, when applied in reduction of the Net Investment, will result in the Percentage Factor being less than or equal to the Maximum Percentage Factor. In the case of any such payment to the Administrative Agents for the Class A Related Groups, such aggregate amount shall be paid to such Administrative Agents ratably in accordance with portion of the Net Investment held by their respective Related Groups. Any amount so paid to an Administrative Agent for a Related Group shall be applied to the reduction of the Net Investment of Tranche Periods applicable to such Related Group selected by such Administrative Agent.

          (b) On the Termination Date and on each day thereafter, and on each day on which a Termination Event or a Potential Termination Event has occurred and is continuing, the Collection Agent shall set aside and hold in trust for the Agent, on behalf of the Investors (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof) all Collections received on such day. The Collections so set aside shall be allocated, FIRST, among the Class A Related Groups ratably in accordance with the portion of the Net Investment (or, if the Class A Net Investment has been reduced to zero, the portion of the Class A Aggregate Unpaids) held by each such Related Group until the Class A Aggregate Unpaids are paid in full; and, SECOND, to the Class B Related Group. On the Termination Date or the day on which a Termination Event or Potential Termination Event has occurred and is continuing, the Collection Agent shall deposit to each Administrative Agent's account, for the benefit of the applicable Investors, any amounts set aside pursuant to Section 2.5 above which have been allocated to such Administrative Agent's Related Group as described in
Section 2.5. On the last day of each Tranche Period to occur on or after the Termination Date, during the continuance of a Termination Event or Potential Termination Event, the Collection Agent shall deposit to each Administrative Agent's account to the extent not already so deposited, for the benefit of the applicable Investors in its Related Group, the amounts so set aside that have been allocated to the Investors in such Related Group pursuant to this Section 2.6, but not to exceed the sum of (i) the accrued Discount for such Tranche Period, (ii) the portion of the Net Investment allocated to such Tranche Period, and (iii) all other Aggregate Unpaids. On such day, the Collection Agent shall deposit to its account, from the amounts so allocated to the Investors in such Related Group pursuant to the preceding sentence which remain after payment in full of the aforementioned amounts, the accrued Servicing Fee for such Tranche Period. If with respect to any Tranche Period there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, the Collection Agent shall distribute funds FIRST, in payment of the accrued Discount for such Tranche Period, SECOND, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is not then the Collection Agent, to the Collection Agent's account, in payment of the Servicing Fee payable to the Collection Agent to the extent allocable to such Tranche Period, THIRD, in reduction of the Net Investment allocated to such Tranche Period FOURTH, in payment of all fees payable by the Transferor hereunder to the members of the relevant Related Group, FIFTH, in payment of all other Aggregate Unpaids owing to the members of such Related Group and SIXTH, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is the Collection Agent, to its account as Collection Agent, in payment of the Servicing Fee payable to such Person as Collection Agent to the extent such Servicing Fee is allocable to such Tranche Period. The applicable Administrative Agent, upon its receipt of such amounts in such Administrative Agent's account, shall distribute such amounts to the Investors in its Related Group entitled thereto as set forth above; PROVIDED that if such Administrative Agent shall have insufficient funds to pay all of the above amounts in full on any such date, such Administrative Agent shall pay such amounts in the order of priority set forth above and, with respect to any such category above for which such Administrative Agent shall have insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to such Persons) among all such Persons entitled to payment thereof. For purposes of this Section 2.6, the Agent shall be deemed to be a member of the Related Group that includes Enterprise.

          (c) Following the later to occur of the Termination Date and the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, (i) the Collection Agent shall recompute the Percentage Factor,
(ii) the Agent, on behalf of the Investors, shall be considered to have reconveyed to the Transferor all of the right, title and interest in and to the Affected Assets (including the Transferred Interest) without recourse, representation or warranty of any type or kind, (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent for the Investors pursuant to this Section 2.6 and (iv) the Agent, on behalf of the Investors, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate the Agent's interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor.

          SECTION 2.7. FEES. Notwithstanding any limitation on recourse contained in this Agreement, on the last day of each month the Transferor shall pay the following non-refundable fees: (i) to each Conduit Investor, solely for its own account, the Program Fee with respect to such Conduit Investor, (ii) to each Conduit Investor, the Facility Fee with respect to the applicable Related Group (for distribution to the Class A Bank Investors in such Related Group) and
(iii) to Enterprise the Administrative Fee.

          SECTION 2.8. PROTECTION OF OWNERSHIP INTEREST OF THE INVESTORS; SPECIAL ACCOUNTS AND CONCENTRATION ACCOUNT. (a) The Transferor agrees that it will, and will cause the Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent or any Administrative Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Administrative Agents or the Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Transferor will, and will cause the Seller to, upon the request of the Agent, any Administrative Agent or any of the Investors, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof as permitted pursuant to Section 9.7 hereof as may be requested by the Agent, any Administrative Agent or any of the Investors and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor of the Receivables (in the case of the Seller) and to the Agent, for the benefit of the Investors, of the Transferred Interest. The Transferor shall, and will cause the Seller to, upon request of the Agent, any Administrative Agent or any of the Investors obtain such additional search reports as the Agent, any Administrative Agent or any of the Investors shall request. To the fullest extent permitted by applicable law, the Agent shall be authorized to sign and file financing statements , continuation statements and amendments thereto relating to the Receivables, Related Security and Collections and assignments thereof to the Agent or any successor or permitted assign of the Agent without the Transferor's or the Seller's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Transferor shall not, and shall not permit the Seller or any Transferring Affiliate to, change its respective name, identity or corporate structure nor relocate its respective chief executive office or jurisdiction of organization or any office where Records are kept unless it shall have: (i) given the Agent and each Administrative Agent at least thirty
(30) days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent or any Administrative Agent in connection with such change or relocation; PROVIDED that the jurisdiction of organization for the Transferor, the Seller and each Transferring Affiliate shall at all times be a State within the United States. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

               (b) The Agent is hereby authorized at any time to date, and to deliver to the Concentration Account Bank, the Concentration Account Notice delivered hereunder. The Transferor hereby, when the Agent shall deliver the Concentration Account Notice to the Concentration Account Bank, transfers to the Agent the exclusive ownership and control of the Concentration Account, and shall take any further action that the Agent may reasonably request to effect such transfer. In case any authorized signatory of the Transferor whose signature shall appear on the Concentration Account Agreement shall cease to have such authority before the delivery of the Concentration Account Notice, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery. The Agent shall, at the time it delivers the Concentration Account Notice to the Concentration Account Bank, provide a copy thereof to the Transferor; PROVIDED that the failure on the part of the Agent to provide such notice to the Transferor shall not affect the validity or effectiveness of the Concentration Account Notice or impair any rights of the Agent, any Administrative Agent or any of the Investors hereunder.

               (c) In addition and without limiting the authority of the Agent set forth in subsection (b) above, but subject to subsection (d) below, the Transferor shall cause each Originating Entity to instruct any or all of the Special Account Banks (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account all Collections from time to time on deposit in the applicable Special Accounts on a daily basis in accordance with the terms set forth in the applicable Special Account Letter. In the event the Transferor shall at any time determine, for any of the reasons described in subsection (d) below, that the Transferor or any Originating Entity shall be unable to comply fully with the requirements of this subsection (c), the Transferor shall promptly so advise the Agent and each Administrative Agent, and the Transferor, the Agent and each Administrative Agent shall commence discussions with a view toward implementing an alternative arrangement therefor satisfactory to the Agent and each Administrative Agent.

               (d) Anything to the contrary herein notwithstanding, all Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the applicable Originating Entity or (ii) an agent of such Originating Entity, EXCEPT to the extent that an Obligor may be required to submit any such payments directly to a Person other than such Originating Entity pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicare Regulations and Medicaid Regulations; and neither this Agreement nor any other Transaction Document shall be construed to permit any other Person, in violation of applicable Medicare Regulations or Medicaid Regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to such Originating Entity's or such agent's receipt thereof.

          SECTION 2.9. DEEMED COLLECTIONS; APPLICATION OF PAYMENTS. (a) If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, Contractual Adjustment, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the applicable Administrative Agent.

               (b)  If on any day any of the representations or warranties in
Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent or any of the Investors as contemplated hereunder), the Transferor shall be deemed to have received on such day a Collection on such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable. The Net Investment shall be reduced by the amount of such payment applied to the reduction of the Net Investment and actually received by the applicable Administrative Agent.

               (c) Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by each Administrative Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) or the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

          SECTION 2.10. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent or any Administrative Agent (whether on behalf of any of the Investors or otherwise) they shall be paid or deposited in the applicable account indicated in Section 10.3 hereof, until otherwise notified by the Agent or such Administrative Agent, as the case may be. The Transferor shall, to the extent permitted by law, pay to each Administrative Agent, for the benefit of itself and the Investors in its Related Group, upon demand, interest on all amounts owing to such Administrative Agent or such Investors not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by an Administrative Agent of amounts payable by the Transferor hereunder to such Administrative Agent or any Investor in its Related Group shall be binding upon all parties hereto absent manifest error.

          SECTION 2.11. REPORTS. On or prior to the last Business Day of each month, the Collection Agent shall prepare and forward to the Agent and each Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) a listing by Primary Payor of all Receivables together with an analysis as to the aging of such Receivables as of such last day, but only to the extent the Receivable Systems of the Collection Agent are able to generate such information, (iii) written confirmation that all payments in cash, by way of credits to intercompany accounts (in the case of purchases made by the Seller from any Transferring Affiliate) or by way of application of proceeds of advances made under the Subordinated Note (in the case of purchases made by the Transferor from the Seller) have been made by the Transferor under the Receivables Purchase Agreement or by the Seller under the Transferring Affiliate Letter or the BMA Transfer Agreement, as applicable, in accordance with the respective terms of such agreement, and (iv) such other information as the Agent or any Administrative Agent may reasonably request.

          SECTION 2.12. COLLECTION ACCOUNT. The Collection Agent has established and shall maintain with the Agent a segregated account (the "COLLECTION ACCOUNT"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Investors. During the continuance of a Collection Agent Default or a Termination Event or a Potential Termination Event, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the last day of each successive Tranche Period following such investment. On the last day of each Tranche Period, such funds on deposit, together with all interest and earnings (net of losses and investment expenses) thereon, in the Collection Account shall be made available for application in accordance with the terms of Section 2.6 or otherwise for application toward payments required to be made hereunder (including Discount) by the Transferor. On the date on which the Net Investment is zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

          SECTION 2.13. SHARING OF PAYMENTS, ETC. (a) If any Class A Investor (for purposes of this Section 2.13(a) only, being a "NPRBI") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it in its capacity as a Class A Investor (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Class A Investors entitled thereto, such NPRBI shall forthwith purchase from the other Class A Investors entitled to a share of such amount participations in the Transferred Interests owned by such other Class A Investors the excess payment ratably with each such other Class A Investor entitled thereto; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such NPRBI, such purchase from each such other Investor shall be rescinded and each such other Class A Investor shall repay to the NPRBI the purchase price paid by such NPRBI for such participation to the extent of such recovery, together with an amount equal to such other Class A Investor's ratable share (according to the proportion of (a) the amount of such other Investor's required payment to (b) the total amount so recovered from the NPRBI) of any interest or other amount paid or payable by the NPRBI in respect of the total amount so recovered.

          (b) If any Class B Investor (for purposes of this Section 2.13 (b) only, being a "NPRBI") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it in its capacity as a Class B Investor (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section
2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Class B Investors entitled thereto, such NPRBI shall forthwith purchase from the other Class B Investors entitled to a share of such amount participations in the Transferred Interests owned by such other Class B Investors the excess payment ratably with each such other Class B Investor entitled thereto; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such NPRBI, such purchase from each such other Investor shall be rescinded and each such other Class B Investor shall repay to the NPRBI the purchase price paid by such NPRBI for such participation to the extent of such recovery, together with an amount equal to such other Class B Investor's ratable share (according to the proportion of (a) the amount of such other Investor's required payment to (b) the total amount so recovered from the NPRBI) of any interest or other amount paid or payable by the NPRBI in respect of the total amount so recovered.

          SECTION 2.14. RIGHT OF SETOFF. Without in any way limiting the provisions of Section 2.13, each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits (other than any deposits then being held in any Special Account maintained by an Investor as to which deposits the Investors waive their rights of set-off in respect of the Aggregate Unpaid) and any other indebtedness held or owing by any Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Investor or to the Agent or any Administrative Agent on behalf of such Investor (even if contingent or unmatured).

          SECTION 2.15. ADDITIONAL TRANSFERRING AFFILIATES. (a) If (i) one or more direct or indirect wholly-owned subsidiaries of NMC (other than the Transferring Affiliates) now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities or (ii) NMC reorganizes its corporate structure such that facilities generating Receivables on the date hereof (or acquired as contemplated by clause
(i)) are owned by one or more additional wholly-owned subsidiaries of NMC, any or all of the wholly-owned subsidiaries referred to in clauses (i) and (ii) may, following 30-days' prior written notice by the Transferor to each Administrative Agent and with the prior written consent of each Administrative Agent (which consent shall not be unreasonably withheld or delayed), become Transferring Affiliates under this Agreement upon delivery to each Administrative Agent of
(x) counterparts of the Transferring Affiliate Letter duly executed by such subsidiary or subsidiaries and (y) the documents relating to such subsidiary or subsidiaries of the kind delivered by or on behalf of the Transferring Affiliates (other than BMA) pursuant to Section 4.1, together with such other instruments, documents and agreements as any Administrative Agent may reasonably request in connection therewith.

          (b) Upon the addition of any wholly-owned subsidiary of NMC as a Transferring Affiliate pursuant to subsection (a) above, the provisions of this Agreement, including Exhibit Q, shall, without further act or documentation, be deemed amended to apply to such subsidiary to the same extent as the same apply to the Transferring Affiliates as of the date hereof and the term "Transferring Affiliate" in this Agreement shall mean and refer to such subsidiary as well as each then existing Transferring Affiliate.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor represents and warrants to the Agent, each Administrative Agent and each Investor that:

               (a) CORPORATE EXISTENCE AND POWER. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

               (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The =execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Certificates, the Transfer Certificates and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section
2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

               (c) BINDING EFFECT. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Certificates and the other Transaction Documents to which the Transferor is a party constitutes and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

               (d) PERFECTION. Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed, or notices to Obligors to be given, in order to perfect and protect the Agent's Transferred Interest against all creditors of and purchasers from the Transferor and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

               (e) ACCURACY OF INFORMATION. All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor's financial statements) to any Investor, the Agent or any Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the any Investor, the Agent or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

               (f) TAX STATUS. The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

               (g) ACTION, SUITS. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, in or before any court, arbitrator or other body, against or affecting (i) the Transferor or any of its properties or (ii) any Affiliate of the Transferor or its respective properties, which may, in the case of proceedings against or affecting any such Affiliate, individually or in the aggregate, have a Material Adverse Effect.

               (h) USE OF PROCEEDS. No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

               (i) PLACE OF BUSINESS. The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps substantially all its Records, are located at the address(es) described on
Exhibit I or such other locations notified to each Administrative Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by
Section 2.8 hereof has been taken and completed. The principal place of business and chief executive office of each Originating Entity is located at the address of such Originating Entity indicated in Exhibit I hereof and the offices where the each Originating Entity keeps substantially all its Records are located at the address(es) specified on Exhibit I with respect to such Originating Entity or such other locations notified to each Administrative Agent in accordance with
Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed. The jurisdiction of organization of each of the Seller and the Transferor is the State of Delaware. The jurisdiction of organization for each Transferring Affiliate is the state specified opposite such Transferring Affiliate's name on Exhibit Q.

               (j) GOOD TITLE. Upon each Transfer and each recomputation of the Transferred Interest, the Agent shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

               (k) TRADENAMES, ETC. As of the date hereof: (i) the Transferor's chief executive office is located at the address for notices set forth in
Section 10.3 hereof; (ii) the Transferor has no subsidiaries or divisions; (iii) the Transferor has, within the last five (5) years, not operated under any tradename, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy); and (iv) none of the Originating Entities has, within the last five (5) years, operated under any tradename other than Fresenius Medical Care North America or, within the last five (5) years, changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except in each case as described on Exhibit H.

               (l) NATURE OF RECEIVABLES. Each Receivable (x) represented by the Transferor or the Collection Agent to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof) or (y) included in the calculation of the Net Receivables Balance is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended and, in the case of clause (y) above, is not a Receivable of the type described in clauses (i) through (iii) of the definition of "Net Receivables Balance."

               (m) COVERAGE REQUIREMENT; AMOUNT OF RECEIVABLES. The Percentage Factor does not exceed the Maximum Percentage Factor.

               (n) CREDIT AND COLLECTION POLICY. Since July 10, 1997, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

               (o) COLLECTIONS AND SERVICING. Since July 10, 1997, there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Seller, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

               (p) NO TERMINATION EVENT. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

               (q) NOT AN INVESTMENT COMPANY. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

               (s) SPECIAL ACCOUNT BANKS AND CONCENTRATION BANK. The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof) and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are specified in Exhibit C hereto (or at such other Special Account Banks or Concentration Account Bank, with such other Special Accounts or Concentration Account or with such other Designated Account Agents as have been notified to each Administrative Agent in accordance with Section 5.2(e)). This Agreement, together with the Concentration Account Agreement, is effective to, and does, transfer to the Agent, for the benefit of the Investors, all right, title and interest of the Transferor in and to the Concentration Account. The Transferor has not granted to any Person (other than the Agent under the Concentration Account Agreement) dominion and control over the Concentration Account, or the right to take dominion and control over the Concentration Account at a future time or upon the occurrence of a future event; neither the Transferor nor any other Parent Group

Member has granted to any Person dominion and control over any Special Account, or the right to take dominion or control over any Special Account at a future time or upon the occurrence of a future event; and the Concentration Account and each Special Account is otherwise free and clear of any Adverse Clam.

               (t) BULK SALES. No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

               (u) TRANSFERS UNDER RECEIVABLES PURCHASE AGREEMENT. With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to the Seller or acquired by the Seller from any Transferring Affiliate, the Transferor purchased such Receivable and Related Security from the Seller under the Receivables Purchase Agreement, such purchase was deemed to have been made on the date such Receivable was credited or acquired by the Seller and such purchase was made strictly in accordance with the terms of the Receivables Purchase Agreement.

               (v) PREFERENCE; VOIDABILITY (RECEIVABLES PURCHASE AGREEMENT). The Transferor has given reasonably equivalent value to the Seller in consideration for each transfer to the Transferor of Receivables and Related Security from the Seller, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

               (w) TRANSFERS BY TRANSFERRING AFFILIATES. With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to any Transferring Affiliate, the Seller (i) purchased such Receivable and Related Security from such Transferring Affiliate under the Transferring Affiliate Letter or from BMA under the BMA Transfer Agreement, such purchase being deemed to have been made on the date such Receivable was created (or, in the case of a Receivable outstanding on the Closing Date, on the Closing Date),
(ii) by the last Business Day of the month following the month in which such purchase was so made, paid to the applicable Transferring Affiliate in cash or by way of a credit to such Transferring Affiliate in the appropriate intercompany account, an amount equal to the face amount of such Receivable and
(iii) settled from time to time each such credit, by way of payments in cash, or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate, to the account of such Transferring Affiliate in accordance with the Seller's and such Transferring Affiliate's cash management and accounting policies.

               (x) PREFERENCE; VOIDABILITY (TRANSFERRING AFFILIATES). The Seller has given reasonably equivalent value to each Transferring Affiliate in consideration for each transfer to the Seller of Receivables and Related Security from such Transferring Affiliate, and no such transfer has been made for or on account of an antecedent debt owed by such Transferring Affiliate to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Code.


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
               (y) OWNERSHIP. FMC owns, directly or indirectly through a wholly-owned Subsidiary, all of the issued and outstanding common stock of (and such stock comprises more than 80% of the Voting Stock of) FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the Bank Revolver. All of the issued and outstanding stock of each Originating Entity is owned directly or indirectly by FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the Bank Revolver. All of the issued and outstanding stock of the Transferor is owned by NMC, free and clear of any Adverse Claim.

               (z) REPRESENTATIONS AND WARRANTIES OF THE SELLER. Each of the representations and warranties of the Seller set forth in Section 3.1 of the Receivables Purchase Agreement are true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, each of the Investors and each Administrative Agent.

          Any document, instrument, certificate or notice delivered by the Transferor to any Conduit Investor, Administrative Agent or the Agent hereunder shall be deemed a representation and warranty by the Transferor.

               REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY THE TRANSFEROR. On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a) or Section 2.5 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day. Each Incremental Transfer shall be subject to the further conditions precedent that:

               (a) prior to the date of such Incremental Transfer, the Collection Agent shall have delivered to the Agent and each Administrative Agent, in form and substance satisfactory to the Agent and each Administrative Agent, a completed Investor Report dated within ten (10) days prior to the date of such Incremental Transfer, together with a listing by Primary Payor of all Receivables, and such additional information as may be reasonably requested by any Administrative Agent or the Agent;

               (b) on date of such Incremental Transfer, either (i) FMCH's long-term public senior debt securities are rated as least B- by Standard & Poor's and B3 by Moody's, or if neither Standard & Poor's nor Moody's shall rate such securities, FMCH's long-term senior debt shall have a deemed rating of at least B as determined by each Administrative Agent using its standard bond rating methodology, or (ii) FMC's long-term public senior debt securities are rated as least B- by Standard & Poor's and B3 by Moody's Investors Service, or if neither Standard & Poor's nor Moody's shall rate such securities, FMC's long-term senior debt shall have deemed rating of at least B as determined by each Administrative Agent using its standard bond rating methodology, and the Transferor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.


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

          SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF THE COLLECTION AGENT. The Collection Agent represents and warrants to the Agent, each Administrative Agent and each of the Investors that:

               (a) CORPORATE EXISTENCE AND POWER. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

               (b) CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution, delivery and performance by the Collection Agent of this Agreement are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or Bylaws of the Collection Agent or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Subsidiaries.

               (c) BINDING EFFECT. This Agreement constitutes the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors.

               (d) ACCURACY OF INFORMATION. All information heretofore furnished by the Collection Agent to the Agent, any Investor or any Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Agent, any Investor or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

               (e) ACTION, SUITS. Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent threatened, against or affecting the Collection Agent or any Affiliate of the Collection Agent or their respect properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

               (f) NATURE OF RECEIVABLES. Each Receivable included in the calculation of the Net Receivables Balance is not a Receivable of the type described in clauses (i) through (iii) of the definition of "Net Receivables Balance".


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

               (g) AMOUNT OF RECEIVABLES. The Percentage Factor does not exceed the Maximum Percentage Factor.

               (h) CREDIT AND COLLECTION POLICY. Since July 10, 1997, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

               (i) COLLECTIONS AND SERVICING. Since July 10, 1997, there has been no material adverse change in the ability of the Collection Agent to service and collect the Receivables.

               (j) NOT AN INVESTMENT COMPANY. The Collection Agent is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

               (k) SPECIAL ACCOUNTS AND CONCENTRATION ACCOUNT. The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof) and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are specified in Exhibit C hereto (or at such other Special Account Banks or Concentration Account Bank, with such other Special Accounts or Concentration Account or with such other Designated Account Agents as have been notified to the Agent in accordance with Section 5.2(e)).

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

          SECTION 4.1. CONDITIONS TO CLOSING. On or prior to the date of execution hereof, the Transferor shall deliver or cause to be delivered to each Administrative Agent (or, in the case of clause (p) below, the Administrative Agent(s) for the relevant Conduit Investor(s)) the following documents, instruments and fees all of which shall be in a form and substance acceptable to each Administrative Agent:

               (a) A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

               (b) A copy of the resolutions of the Board of Directors of the Collection Agent certified by its Secretary approving the execution, delivery and performance by the Collection Agent of this Agreement and the other Transaction Documents to be delivered by the Collection Agent hereunder or thereunder.

               (c) The Certificates of Incorporation of the Transferor certified by the Secretary of the Transferor dated a date reasonably prior to the Closing Date.

               (d) The Certificate of Incorporation of the Collection Agent certified by the Secretary of the Collection Agent dated a date reasonably prior to the Closing Date.

               (e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

               (f) A Good Standing Certificate for the Collection Agent issued by the Secretary of State or a similar official of the Collection Agent's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

               (g) A Certificate of the Secretary of the Transferor substantially in the form of Exhibit L attached hereto.

               (h) A Certificate of the Secretary of the Collection Agent substantially in the form of Exhibit L attached hereto.

               (i) If requested by the Agent, copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Closing Date naming the Transferor as the debtor in favor of the Agent, for the benefit of the Investors, as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

               (j) An opinion of Douglas G. Kott, Associate General Counsel for FMCH, NMC and each Transferring Affiliate, acting as counsel to FMC, FMCH, the Transferor, the Collection Agent and the Originating Entities, in the respective form attached in Exhibit K hereto.

               (k) An opinion of Arent Fox Kintner Plotkin & Kahn, PLLC special counsel to FMC, FMCH, the Transferor and the Seller, covering certain bankruptcy and general corporate matters in the respective forms attached in Exhibit K hereto.

               (l) An executed copy of this Agreement and each of the other Transaction Documents to be executed by the Transferor, any Originating Entity or the Collection Agent.

               (m) A Reaffirmation of the Parent Agreement, duly executed by each of FMCH and FMC, in the form attached hereto as Exhibit T.

               (n) To the extent requested by any Conduit Investor, confirmation from each Rating Agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer that the execution and delivery of this Agreement and the transactions contemplated hereby will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by such Conduit Investor or its Related CP Issuer.

               (o) Such other documents, instruments, certificates and opinions as the Agent or any Administrative Agent shall reasonably request including each of the documents, instruments, certificates and opinion identified on the List of Closing Documents attached hereto as Exhibit S.

                                   ARTICLE V

                                   COVENANTS

          SECTION 5.1. AFFIRMATIVE COVENANTS OF TRANSFEROR. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Required Administrative Agents shall otherwise consent in writing:

               (a) FINANCIAL REPORTING. The Transferor will, and will cause the Seller and each of the Transferring Affiliates to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to each Administrative Agent:

               (i) ANNUAL REPORTING. As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year of the Transferor, financial statements for the Transferor, including a balance sheet as of the end of such period, the related statement of income, retained earnings, shareholders' equity and cash flows for such year prepared by the Transferor in accordance with GAAP and reviewed by a nationally recognized accounting firm accompanied by a certificate of said accountants that, in the course of the foregoing, they have obtained no knowledge of any Termination Event or Potential Termination Event, or if, in the opinion of such accountants, any Termination Event or Potential Termination Event shall exist, stating the nature and status thereof.


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

               (ii) QUARTERLY REPORTING. As soon as available, but in any event within fifty (50) days after the end of each of the first three quarterly periods of the Transferor's fiscal years, financial statements for the Transferor, including a balance sheet as at the close of each such period and a related statement of income and retained earnings for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief executive officer or its senior financial officer.

               In the case of each of the financial statements required to be delivered under clause (i) or (ii) above, such financial statement shall set forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable (but not for any period prior to the Closing Date), in each case subject to normal recurring year-end audit adjustments. Each such financial statement shall be prepared in accordance with GAAP consistently applied.

               (iii) COMPLIANCE CERTIFICATE. Together with the financial statements required hereunder, a compliance certificate signed by the Transferor's chief executive officer or its senior financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and (z) such Person has reviewed each Investor Report prepared by the Collection Agent since the end of the last day of the immediately preceding monthly period of the Transferor's fiscal year and the information upon which each such Investor Report was based and, based on such review, such Person has concluded that (1) the calculation of the Net Receivables Balance (including, without limitation, the calculation of each of the items described in clauses (i) through (iv) of the definition of "Net Receivables Balance") by the Collection Agent in each such Investor Report is accurate and complete in all material respects and (2) each such Investor Report is otherwise accurate and complete in all material respects.

               (iv) NOTICE OF TERMINATION EVENTS OR POTENTIAL TERMINATION EVENTS. As soon as possible and in any event within two (2) days (or the next Business Day thereafter if such day is not a Business Day) after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief executive officer or the senior financial officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

               (v) CHANGE IN CREDIT AND COLLECTION POLICY AND DEBT RATINGS. Within ten (10) days after the date any material change in or amendment to the Credit and Collection

     Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

               (vi) CREDIT AND COLLECTION POLICY. Within ninety (90) days after the close of each of the Seller's and the Transferor's fiscal years, a complete copy of the Credit and Collection Policy then in effect.

               (vii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Seller or any ERISA Affiliates of the Transferor or the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

               (viii) NOTICES UNDER TRANSACTION DOCUMENTS. Forthwith upon its receipt thereof, a copy of each notice, report, financial statement, certification, request for amendment, directive, consent, waiver or other modification or any other writing issued under or in connection with any other Transaction Document by any party thereto (including, without limitation, by the Transferor).

               (ix) INVESTIGATIONS AND PROCEEDINGS. Unless prohibited by either
     (i) the terms of the subpoena, request for information or other document referred to below, (ii) law (including, without limitation, rules and regulations) or (iii) restrictions imposed by the U.S. federal or state government or any agency or instrumentality thereof and subject to the execution by the applicable Administrative Agent of a confidentiality agreement in form and substance satisfactory to both the Transferor and such Administrative Agent, as soon as possible and in any event (A) within three Business Days after the Transferor (or within five Business Days after any Originating Entity) receives any subpoena, request for information, or any other document relating to any possible violation by the Transferor or any Originating Entity of, or failure by the Transferor or any Originating Entity to comply with, any rule, regulation or statute from HHS or any other governmental agency or instrumentality, notice of such receipt and, if requested by the Agent, the information contained in, or copies of, such subpoena, request or other document, and (B) periodic updates and other management reports relating to the subpoenas, requests for information and other documents referred to in clause (A) above as may be reasonably requested by any Administrative Agent unless such updates or requests could reasonably be deemed a contravention or waiver of any available claim of legal privilege, or would otherwise materially impair available defenses, of the Transferor or any Originating Entity.

               (x) OTHER INFORMATION. Such other information (including non-financial information) as the Agent or any Administrative Agent may from time to time


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

     reasonably request with respect to the Seller, the Transferor, any party to the Parent Agreement, any Transferring Affiliate or any Subsidiary of any of the foregoing.

               (b) CONDUCT OF BUSINESS. The Transferor (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and (ii) will cause each Originating Entity to do each of the foregoing in respect of such Originating Entity.

               (c) COMPLIANCE WITH LAWS. The Transferor will, and will cause each Originating Entity to, comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

               (d) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Transferor will, and will cause each Originating Entity to, furnish to each Administrative Agent from time to time such information with respect to the Receivables as such Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Transferor will, and will cause each Originating Entity to, at any time and from time to time during regular business hours permit any Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from Records and (ii) to visit the offices and properties of the Transferor or such Originating Entity, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's or such Originating Entity's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or such Originating Entity, as applicable, having knowledge of such matters; PROVIDED, HOWEVER, that each Administrative Agent acknowledges that in exercising the rights and privileges conferred in this
Section 5.1(d) it or its agents or representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records ("CONFIDENTIAL INFORMATION") identified to it in writing as being of a confidential nature or in which the Transferor or an Originating Entity has a proprietary interest. Each Administrative Agent agrees that all such Confidential Information so obtained by it is to be regarded as confidential information and that such Confidential Information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (x) it shall retain in confidence, and shall ensure that its agents and representatives retain in confidence, and will not disclose, any of such Confidential Information without the prior written consent of the Transferor and (y) it will not, and will ensure that its agents and representatives will not, make any use whatsoever (other than for purposes of this Agreement) of any of such Confidential Information without the prior written consent of the Transferor; PROVIDED, HOWEVER, that such Confidential Information may be disclosed to the extent that such Confidential Information (i) may be or becomes generally available to the public (other than as a breach of this Section 5.1(d)), (ii) is required or appropriate in response to any summons or subpoena in connection with any litigation or (iii) is required by law to be disclosed; and PROVIDED, FURTHER, HOWEVER, that such Confidential Information may be disclosed to (A) the Agent, any Administrative Agent, any Investor, any Credit Support Provider and any Liquidity Provider, subject to the terms of this Section 5.1(d), (B) any such Person's legal counsel, auditors and other business advisors, (C) any such Person's government regulators and (D) the rating agencies rating any Commercial Paper issued by a Conduit Investor or its Related CP Issuer, PROVIDED that the Person making such disclosure shall advise each recipient thereof referred to in clauses (A), (B), (C) and (D) above that such Confidential Information is to be regarded and maintained as confidential information and that each Administrative Agent has agreed to keep confidential such Confidential Information as provided in clauses (x) and (y) above.

               (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Transferor will, and will cause each Originating Entity to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will, and will cause each Originating Entity to, give each Administrative Agent notice of any material change in the administrative and operating procedures of the Transferor or such Originating Entity, as applicable, referred to in the previous sentence.

               (f) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. The Transferor, at its expense, will, and will cause each Originating Entity to, timely and fully perform and comply with all material provisions, covenant and other promises required to be observed by the Transferor or such Originating Entity under the Contracts related to the Receivables.

               (g) CREDIT AND COLLECTION POLICIES. The Transferor will, and will cause each Originating Entity to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

               (h) SPECIAL ACCOUNTS; CONCENTRATION ACCOUNT. The Transferor shall (i) cause each Originating Entity to establish and maintain Special Accounts with Special Account Banks, or to engage a Designated Account Agent to maintain a Special Account with a Special Account Bank on its behalf, (ii) instruct, and cause each Originating Entity to instruct, all Obligors to cause all collections to be deposited directly into a Special Account, (iii) report, and cause each Originating Entity to report, on each banking day to the Concentration Account Bank, the amount of all Collections on deposit on such banking day in the Special Accounts at each Special Account Bank, (iv) establish and maintain a Concentration Account with the Concentration Account Bank, (v) instruct, and cause each Originating Entity to instruct (or to cause the applicable Designated Account Agent to instruct), each Special Account Bank to


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

transfer to the Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, and (vi) instruct the Concentration Account Bank to give to each Special Account Bank on each banking day notice to transfer to the Concentration Account all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank; PROVIDED, HOWEVER, that if the Collections on deposit in any Special Account during such banking day shall be less than $5,000.00 (the "MINIMUM AMOUNT"), the Special Account Bank shall transfer such Collections to the Concentration Account on the next succeeding banking day on which Collections in such Special Account first exceed the Minimum Amount. With respect to any Special Account that is located at or maintained by a Class A Bank Investor hereunder, the Transferor shall, by not later than the date that occurs six months after the Closing Date, cause the applicable Originating Entity to close such Special Account and shall instruct, and shall cause each applicable Originating Entity to instruct, all Obligors theretofore remitting payments to such Special Account to remit all future payments on Receivables and Related Security to a Special Account located at and maintained by a financial institution that is not a Class A Bank Investor.

               (i) COLLECTIONS RECEIVED. The Transferor shall, and shall cause each Originating Entity to, segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight
(48) hours thereafter (or, if such day is not a Business Day, the next Business
Day) after its receipt thereof, to the Concentration Account all Collections received from time to time by the Transferor or such Originating Entity, as the case may be.

               (j) SALE TREATMENT. The Transferor will not (i) and will not permit any Originating Entity to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement, the Transferring Affiliate Letter or the BMA Transfer Agreement in any manner other than as a sale of Receivables by the applicable Originating Entity to the Seller or Transferor, as applicable, or (ii) account for (other than for tax purposes) or otherwise treat any transactions contemplated hereby in any manner other than as a sale of Receivables by the Transferor to the Agent on behalf of the applicable Investors. In addition, the Transferor shall, and shall cause each Originating Entity to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby, by the Receivables Purchase Agreement, by the Transferring Affiliate Letter and by the BMA Transfer Agreement, and the interest of the Transferor (in the case of the Seller's financial statements), and the Agent, on behalf of the Investors, in the Affected Assets.

               (k) SEPARATE BUSINESS. The Transferor shall at all times (a) to the extent the Transferor's office is located in the offices of any Parent Group Member, pay fair market rent for its executive office space located in the offices of such Parent Group Member, (b) have at all times at least one member of its board of directors which is not and has never been an employee, officer or director of any Parent Group Member or of any major creditor of any


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Parent Group Member and is a person who is and has experience with asset securitization, (c) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of any Parent Group Member or any other entity, (d) not commingle the Transferor's assets with those of any Parent Group Member or any other entity,
(e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by the Transferor its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor's liabilities from those of the Parent Group and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Seller may pay the organizational expenses of the Transferor, and (h) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of any Parent Group Member, (iii) not lend funds or extend credit to any Parent Group Member except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and (iv) not guarantee the liabilities of any Parent Group Member. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not indicated by any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date. The Transferor shall, in addition to the foregoing, take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Arent Fox Kintner Plotkin & Kahn, as counsel for the Transferor, in connection with the closing or initial Transfer under this Agreement and relating to "non-consolidation" issues and "true sale" issues, and in the certificates accompanying such opinions, remain true and correct in all material respects at all times.

               (l) CORPORATE DOCUMENTS. The Transferor shall only amend, alter, change or repeal any provision of the Third, Fifth, Seventh, Tenth, Eleventh or Twelfth Article of its Certificate of Incorporation with the prior written consent of each Administrative Agent.

               (m) PAYMENT TO THE ORIGINATING ENTITIES. With respect to any Receivable purchased by the Transferor from the Seller, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Purchase Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Seller by the Transferor in respect of the purchase price for such Receivable. With respect to any Receivable purchased by the Seller from any Transferring Affiliate, the Transferor shall cause such sale to be effected under, and in strict compliance with the terms of, the Transferring Affiliate Letter and the BMA Transfer Agreement, as applicable, including, without limitation, the terms relating to the amount and timing of payments to be made to each Transferring Affiliate in respect of the purchase price for such Receivable.


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

               (n) PERFORMANCE AND ENFORCEMENT OF THE RECEIVABLES PURCHASE AGREEMENT, ETC. The Transferor shall timely perform the obligations required to be performed by the Transferor, and shall vigorously enforce the rights and remedies accorded to the Transferor, under the Receivables Purchase Agreement. The Transferor shall cause the Seller to timely perform the obligations required to be performed by the Seller, and shall cause the Seller to vigorously enforce the rights and remedies accorded to the Seller, under each of the Transferring Affiliate Letter and the BMA Transfer Agreement. The Transferor shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, each Administrative Agent and each of the Investors, as assignees of the Transferor) under the Receivables Purchase Agreement as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Purchase Agreement. The Transferor shall cause the Seller to take all actions to perfect and enforce the Seller's rights and interests (and the rights and interests of the Transferor, the Agent, the Administrative Agent and each of the Investors, as assignees of the Seller) under the Transferring Affiliate Letter or the BMA Transfer Agreement as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transferring Affiliate Letter or the BMA Transfer Agreement.

          SECTION 5.2. NEGATIVE COVENANTS OF THE TRANSFEROR. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Required Administrative Agents shall otherwise consent in writing:

               (a) NO SALES, LIENS, ETC. Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not, and will not permit any Originating Entity to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any Special Account or the Concentration Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

               (b) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit any Originating Entity to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

               (c) NO CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Transferor will not, and will not permit any Originating Entity to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.


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

               (d) NO MERGERS, ETC. The Transferor will not, and will not permit any Originating Entity to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired and except as contemplated in the Transaction Documents) to any Person, except that (i) any Transferring Affiliate may merge or consolidate with any other Transferring Affiliate if, but only if, each Administrative Agent shall receive at least ten Business Days' prior written notice of such merger or consolidation and (ii) the Seller may merge or consolidate with any other Person if, but only if, (x) immediately after giving effect to such merger or consolidation, no Termination Event or Potential Termination Event would exist and (y) each Administrative Agent shall have received a written agreement, in form and substance satisfactory to such Administrative Agent, executed by the Person resulting from such merger or consolidation, under which agreement such Person shall become the Seller and Collection Agent, and shall assume the duties, obligations and liabilities of the Seller, under the Receivables Purchase Agreement, this Agreement (in its capacity as Collection Agent hereunder), the Special Account Letters and each other Transaction Document to which the Seller is party (whether in its individual capacity or as Collection Agent), together with the documents relating to the Seller of the kind delivered by or on behalf of the Seller pursuant to Section 3.1.

               (e) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS, SPECIAL ACCOUNT BANKS, DESIGNATED ACCOUNT AGENTS AND CONCENTRATION ACCOUNT. The Transferor will not, and will not permit any Originating Entity to:

          (i) add or terminate any bank as a Special Account Bank from those listed in Exhibit C hereto, or make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; PROVIDED that the Transferor may permit the (A) addition of any bank as a Special Account Bank for purposes of this Agreement at any time following delivery to each Administrative Agent of written notice of such addition and a Special Account Letter duly executed by such bank, and (B) termination of any Special Account Bank at any time following delivery to each Administrative Agent of written notice of such termination and evidence satisfactory to each Administrative Agent that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or

          (ii) add, terminate or change the Concentration Account, or any bank as the Concentration Account Bank, from that listed in Exhibit C hereto, or make any change in the instructions contained in any Special Account Letter or any change in the instructions to the Concentration Account Bank; PROVIDED, HOWEVER, that the Transferor may terminate the then existing Concentration Account Bank and appoint a new Concentration Account Bank if, prior to such termination and appointment, each Administrative Agent shall receive (i) ten Business Days' prior notice of such termination and appointment and (ii) prior to the effective date of such termination and appointment, (x) executed copies of Special Account Letters (in each case, executed by the applicable Originating Entity and the applicable Special Account Bank) instructing the Special


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

     Account Banks to transfer to the new Concentration Account prior to the close of business on each banking day all Collections on deposit during such banking day in the Special Accounts at the Special Account Banks, and
     (y) a copy of a Concentration Account Agreement executed by the new Concentration Account Bank and the Transferor; or

          (iii) add or terminate any Person as a Designated Account Agent from those listed in Exhibit C hereto, or make any change in its instructions to such Designated Account Agent regarding the handling of the Collections in the applicable Special Account; PROVIDED that the Transferor may permit the
     (A) addition of any Person that satisfies the requirements set forth herein of a "Designated Account Agent" as a Designated Account Agent for purposes of this Agreement at any time following delivery to each Administrative Agent of written notice of such addition and an Account Agent Agreement duly executed by such Person, and (B) termination of any Designated Account Agent at any time following delivery to each Administrative Agent of written notice of such termination and evidence satisfactory to each Administrative Agent that either an Originating Entity or a new Designated Account Agent shall have been added in accordance with the terms of this Agreement to succeed such terminated Designated Account Agent in respect of the applicable Special Account or the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account.

               (f) DEPOSITS TO SPECIAL ACCOUNTS AND THE CONCENTRATION ACCOUNT. The Transferor will not, and will not permit any of the Originating Entities or Designated Account Agents to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account or the Concentration Account cash or cash proceeds other than Collections of Receivables.

               (g) CHANGE OF NAME, ETC. The Transferor will not, and will not permit any Originating Entity to, change its name, identity or structure or the location of its chief executive office or jurisdiction of organization, unless at least 10 days prior to the effective date of any such change the Transferor delivers to each Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor and/or the affected Originating Entities, as are necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interest in the Affected Assets and (ii) new or revised Special Account Letters executed by the Special Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof. The Transferor will not, and will not permit any Originating Entity to, change its jurisdiction of organization to a jurisdiction other than a State within the United States.

               (h) AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, ETC.. The Transferor will not, and will not permit any Originating Entity to, (i) amend, modify, or supplement the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement or any instrument, document or agreement executed in connection therewith (collectively the "Initial Transfer Documents"), (ii) terminate or cancel any Initial Transfer


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

Document, (iii) issue any consent or directive under any Initial Transfer Document, (iv) undertake any enforcement proceeding in respect of any of the Initial Transfer Documents, or (v) waive, extend the time for performance or grant any indulgence in respect of any provision of any Initial Transfer Document, in each case except with the prior written consent of the Agent and each Administrative Agent; nor shall the Transferor take, or permit any Originating Entity to take, any other action under any of the Initial Transfer Documents that shall have a material adverse affect on the Agent, any Administrative Agent or any Investor or which is inconsistent with the terms of this Agreement.

               (i) OTHER DEBT. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the purchase price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $50,000 at any time outstanding.

               (j) ERISA MATTERS. The Transferor will not, and will not permit any Originating Entity to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, such Originating Entity or any ERISA Affiliate thereof is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, such Originating Entity or any ERISA Affiliate thereof under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, any Originating Entity or any ERISA Affiliate thereof, in an amount in excess of $500,000.

          SECTION 5.3. AFFIRMATIVE COVENANTS OF THE COLLECTION AGENT. At all times from the date hereof to the later to occur of (i) the Termination Date or
(ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Required Administrative Agents shall otherwise consent in writing.

               (a) CONDUCT OF BUSINESS. The Collection Agent will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of


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

incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

               (b) COMPLIANCE WITH LAWS. The Collection Agent will comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

               (c) FURNISHING OF INFORMATION AND INSPECTION OF RECORDS. The Collection Agent will furnish to each Administrative Agent from time to time such information with respect to the Receivables as such Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Collection Agent will, at any time and from time to time during regular business hours permit any Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such records, and to discuss matters relating to Receivables or the Transferor's, the Originating Entities' or the Collection Agent's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Collection Agent having knowledge of such matters.

               (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Collection Agent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Collection Agent will give each Administrative Agent notice of any material change in the administrative and operating procedures of the Collection Agent referred to in the previous sentence.

               (e) NOTICE OF AGENT'S INTEREST. The Collection Agent shall cause its master data processing records, computer tapes, files and other documents or instruments provided to, developed by or otherwise maintained by the Collection Agent in connection with any Transfer or otherwise for purposes of the transactions contemplated in this Agreement to disclose conspicuously the Transferor's ownership of the Receivables and the Agent's interest therein.

               (f) CREDIT AND COLLECTION POLICIES. The Collection Agent will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

               (g) COLLECTIONS. The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly to a Special Account and shall take, or omit to take, all actions in respect of Obligors, the Special Account Banks and the Concentration Account


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Bank solely in a manner that is consistent with the terms of this Agreement, including, without limitation, Sections 2.8, 5.1(h), 5.2(e) and 5.2(f) hereof.

               (h) COLLECTIONS RECEIVED. The Collection Agent shall segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours thereafter (or, if such day is not a Business Day, the next Business Day) after its receipt thereof, to the Concentration Account all Collections received from time to time by the Collection Agent.

          SECTION 5.4. NEGATIVE COVENANTS OF THE COLLECTION AGENT. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees shall have been paid in full and all other Aggregate Unpaids shall have been paid in full, in cash, unless the Required Administrative Agents shall otherwise consent in writing:

               (a) NO EXTENSION OR AMENDMENT OF RECEIVABLES. Except as otherwise permitted in Section 6.2 hereof, the Collection Agent will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

               (b) NO CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Collection Agent will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

               (c) NO MERGERS, ETC. Except as otherwise permitted under Section 5.2(d), the Collection Agent will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

               (d) DEPOSITS TO ACCOUNTS. The Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account or Concentration Account cash or cash proceeds other than Collections of Receivables.


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

                                   ARTICLE VI

                          ADMINISTRATION AND COLLECTION

          SECTION 6.1. APPOINTMENT OF COLLECTION AGENT. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "COLLECTION AGENT") so designated from time to time in accordance with this Section 6.1. Until the Agent gives notice to the Transferor of the designation of a new Collection Agent, NMC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of the Required Administrative Agents; PROVIDED that the Collection Agent may from time to time delegate to any Originating Entity such of its rights, duties and obligations hereunder as relate to the servicing, administering and collection of the Receivables originated by such Originating Entity; PROVIDED FURTHER that (i) any such delegation shall be terminated upon the replacement of the Collection Agent hereunder and (ii) the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Collection Agent Default or any other Termination Event designate as Collection Agent any Person (including itself) to succeed NMC or any successor Collection Agent, on the conditions in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and such designation of such Person is permitted by applicable law (including, without limitation, applicable CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations) or any order of a court of competent jurisdiction. The Agent may notify any Obligor as to the ownership interest therein that shall have been transferred to the Transferor and, except as otherwise provided hereunder, as to the Transferred Interest hereunder.

          SECTION 6.2. DUTIES OF COLLECTION AGENT.

               (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Transferor, the Agent, the Administrative Agents and the Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, the Transferor hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's and/or any Originating Entity's name and on behalf of the Transferor necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's and/or any Originating Entity's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.


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

The Transferor represents and warrants that the foregoing power of attorney, in the case of any Originating Entity, has been duly granted to the Transferor under the Receivables Purchase Agreement and the Transferor is authorized under the Receivables Purchase Agreement, to the extent permitted by applicable law, to authorize the Collection Agent hereunder to exercise such power. The Collection Agent shall set aside for the account of the Transferor and the Agent (for the benefit of the Investors) their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Collection Agent shall segregate and deposit to each Administrative Agent's account such Administrative Agent's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Collection Agent may determine to be appropriate to maximize Collections thereof; PROVIDED, HOWEVER, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable. The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, and the Agent, on behalf of the Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is NMC or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Collection Agent shall not make the Agent, any Administrative Agent or any of the Investors a party to any litigation without the prior written consent of such Person.

               (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Collection Agent is not NMC or an Affiliate thereof, the Collection Agent, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of each Administrative Agent, PROVIDED, HOWEVER, that at any time after the Percentage Factor equals or exceeds 98%, any compensation to the Collection Agent in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from the Collections allocated to or for the benefit of any of the Investors hereunder. The Collection Agent, if other than NMC, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

               (c) On or before 90 days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 1997, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent, the Transferor, the Seller or any Affiliates of any of the foregoing), the Business Credit Field Exam Group of Bank of America, N.A. or such other Person as may be


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

approved by each Administrative Agent, to furnish a report to each Administrative Agent to the effect that they have (any of the foregoing being an "Auditor"): (i) compared the information contained in the Investor Reports delivered during such fiscal year then ended with the information contained in the Contracts and the Collection Agent's records and computer systems for such period, and that, on the basis of such examination and comparison, such Auditor is of the opinion that the information contained in the Investor Reports reconciles with the information contained in the Contracts and the Collection Agent's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, (ii) confirmed the Net Receivables Balance as of the end of each Tranche Period during such fiscal year, and (iii) verified that the Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein except, in each case, for (a) such exceptions as such Auditor shall believe to be immaterial (which exceptions need not be enumerated) and (b) such other exceptions as shall be set forth in such statement.

               (d)  Notwithstanding anything to the contrary contained in this
Article VI, the Collection Agent, if not the Transferor or NMC, shall have no obligation to collect, enforce or take any other action described in this
Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2 (b) hereof.

          SECTION 6.3. RIGHT AFTER DESIGNATION OF NEW COLLECTION AGENT. At any time following the designation of a Collection Agent (other than the Transferor, the Seller or any Affiliate of the Transferor or the Seller) pursuant to Section
6.1 hereof:

               (i) The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

               (ii) The Transferor shall, at the Agent's request and at the Transferor's expense, give notice of the Agent's, the Transferor's and/or the Class A Bank Investors' ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

               (iii) The Transferor shall, at the Agent's request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

               (iv) The Transferor hereby authorizes the Agent to take, to the extent permitted by applicable law, any and all steps in the Transferor's or any Originating Entity's name (which power, in the case of each Originating Entity, the Transferor is authorized to grant pursuant to authority granted to the Transferor under the Receivables Purchase Agreement) and on behalf of the Transferor and such Originating Entity necessary or desirable, in the


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determination of the Agent, to collect all amounts due under any and all
Receivables, including, without limitation, endorsing the Transferor's or such Originating Entity's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

Notwithstanding the foregoing clauses (i), (ii), (iii) and (iv), the Agent shall not at any time direct, or cause the Transferor or any Originating Entity to direct, Obligors of Receivables or Related Security payable under the Medicare or Medicaid program to make payment of amounts due or to become due to the Transferor or any Originating Entity in respect of such Receivables or Related Security directly to the Concentration Account or to the Agent or its designee, EXCEPT for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

          SECTION 6.4. COLLECTION AGENT DEFAULT. The occurrence of any one or more of the following events shall constitute a Collection Agent Default:

               (a) (i) the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement to be observed or performed (A) under Section 5.3(d), 5.3(g) or 5.3(h) or Section 5.4, or (B) under Section 5.3 (other than subsection (d), (g) or (h) thereof) and such failure shall continue for five (5) days, or (ii) the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor, or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause
(i) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (iii) the Collection Agent or, the extent that the Transferor, the Seller or any Affiliate of the Transferor, or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent's part to be performed under Section 2.8(b) hereof; or

               (b) any representation, warranty, certification or statement made by the Collection Agent or the Transferor, the Seller or any Affiliate of the Transferor or the Seller (in the event that the Transferor, the Seller or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) failure of the Collection Agent or any of its Subsidiaries, FMC, or FMCH to pay when due any amounts due under any agreement under which any Indebtedness greater that $5,000,000 is governed; or the default by the Collection Agent or any of its Subsidiaries, FMC or FMCH in the performance of any term, provision of condition contained in


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

any agreement under which any Indebtedness greater than $5,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement; or any Indebtedness of the Collection Agent or any of its Subsidiaries, FMC or FMCH greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the scheduled date of maturity thereof; or

               (d) any Event of Bankruptcy shall occur with respect to the Collection Agent or any of its Subsidiaries; PROVIDED that in the case of any immaterial Subsidiary of the Collection Agent, if an Event of Bankruptcy shall have occurred by reason of any institution of an involuntary proceeding against such Subsidiary, such Event of Bankruptcy shall not constitute a Collection Agent Default unless such proceeding shall have remained undismissed or unstayed for a period of 60 days; or

               (e) there shall have occurred any material adverse change in the operations of the Collection Agent since the end of the last fiscal year ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonably judgment of the Agent, materially and adversely affects the Collection Agent's ability to either collect the Receivables or to perform under this Agreement.

          SECTION 6.5. RESPONSIBILITIES OF THE TRANSFEROR. Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Originating Entity to, (i) perform all of each Originating Entity's obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Transferring Affiliate Letter, the BMA Transfer Agreement and/or the Receivables Purchase Agreement, as applicable, and the exercise by the Agent, any Administrative Agent and the Investors of their rights hereunder and under the Transferring Affiliate Letter, the BMA Transfer Agreement and the Receivables Purchase Agreement shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent nor any of the Investors or the Administrative Agents shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.

                                  ARTICLE VII

                               TERMINATION EVENTS

          SECTION 7.1. TERMINATION EVENTS. The occurrence of any one or more of the following events shall constitute a Termination Event:

               (a) the Transferor or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder; or


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

               (b) any representation, warranty, certification or statement made or deemed made by the Transferor in this Agreement, by FMC or FMCH under the Parent Agreement, or by the Transferor, FMC, FMCH or any other Parent Group Member in any other Transaction Document to which it is a party or in any other document certificate or other writing delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made; or

               (c) the Transferor or the Collection Agent shall default in the performance of any payment or undertaking (other than those covered by clause
(a) above) to be performed or observed under:

               (i) Section 5.1(a)(iv); PROVIDED that, in the case of any failure to provide any such notice relating to a Potential Termination Event that shall have ceased to exist prior to the date such notice was required to have been given under Section 5.1(a)(iv), the failure to give such notice shall not constitute a Termination Event unless a senior officer of the Seller or the Transferor (including, in each case, the Treasurer, any Assistant Treasurer, General Counsel or any assistant or associate general counsel of such Person) shall have known of the occurrence of such Potential Termination Event during such period; or

               (ii) any of Sections 5.1(a)(v), 5.1 (a)(x), 5.1 (a)(ix),
          5.1(b)(i), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k), 5.1(l), 5.2(a),
          5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(h), 5.2(i) or 6.3; or

               (iii) Section 5.1(b)(ii), and such default shall continue for 2 Business Days; or

               (iv) any other provision hereof and such default in the case of this clause (iv) shall continue for ten (10) days;

               (d) (i) failure of the Transferor to pay when due any amounts due under any agreement relating to Indebtedness to which it is a party; or the default by the Transferor in the performance of any term, provision or condition contained in any agreement relating to Indebtedness to which it is a party regardless of whether such event is an "event of default" or "default" under any such agreement; or any Indebtedness owing by the Transferor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (ii) failure of the Seller, FMCH, FMC or any Transferring Affiliate to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $5,000,000 is governed; or the default by the Seller, FMCH, FMC or any Transferring Affiliate in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Seller, FMCH, FMC or any Transferring Affiliate greater than $5,000,000 was created or is governed, regardless of whether such event is an "event of default" or "default" under any such agreement; or any Indebtedness owing by the Seller, FMCH, FMC or any Transferring Affiliate greater than $5,000,000 shall be


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

declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the date of maturity thereof; or

               (e) any Event of Bankruptcy shall occur with respect to the Transferor, any Originating Entity, FMC, FMCH or NMC; PROVIDED that, in the case of any Event of Bankruptcy relating to any Transferring Affiliate, such Event of Bankruptcy shall not constitute a Termination Event hereunder if at such time the Percentage Factor does not exceed the Maximum Percentage Factor after reducing the Net Receivables Balance by an amount equal to the aggregate Outstanding Balance of all Receivables otherwise included in the calculation of Net Receivables Balance which either (i) have been originated by such Transferring Affiliate or (ii) are owing from any Obligor that shall have been directed to remit payments thereon to a Special Account that is a Special Account to which Obligors in respect of the Transferring Affiliate that is the subject of such Event of Bankruptcy shall have been directed to remit payments; or

               (f) the Agent, on behalf of the Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or the Transferor shall, for any reason, fail or cease to have all right, title and interest in and to all Receivables, Related Security and Collections, free and clear of any Adverse Claim, subject only to the interests therein of the Agent, on behalf of the Investors; or

               (g)  a Collection Agent Default shall have occurred; or

               (h) the Transferring Affiliate Letter, the BMA Transfer Agreement, the Receivables Purchase Agreement or any other Transaction Document shall have terminated; or any material provision thereof shall cease for any reason to be valid and binding on any party thereto or any party shall so state in writing; or any party to any Transaction Document (other than the Agent, any Administrative Agent or any Investor) shall fail to perform any material term, provision or condition contained in any Transaction Document on its part to be performed or a default shall otherwise occur thereunder; or

               (i) any of FMCH, NMC, the Transferor or the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or

               (j) there shall have occurred any material adverse change in the operations of any of FMCH, NMC, the Transferor or the Seller since December 31, 1996 or any other Material Adverse Effect shall have occurred; or

               (k) any Liquidity Provider or Credit Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with a Conduit Investor; or


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

               (l) the Commercial Paper issued by a Conduit Investor or its Related Issuer shall not be rated at least "A-2" by Standard & Poor's and at least "P-2" by Moody's, unless any rating of such Commercial Paper shall be lower than such level solely as a result of the correspondingly lower rating of the Credit Support Provider for such Conduit Investor; or

               (m) (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to the Maximum Percentage Factor; (ii) the Percentage Factor equals or exceeds 100% at any time; or (iii) the portion of the Net Investment held by the Investors in any Related Group plus, in the case where any portion of such Net Investment is held by a Conduit Investor, the Interest Component of all outstanding Related Commercial Paper with respect to such Conduit Investor, shall exceed the applicable Related Group Limit at any time; or

               (n)  the Dilution Ratio for any month exceeds 12%; or

               (o)  the Loss-to-Liquidation Ratio for any month exceeds 8%; or

               (p)  the Default Ratio for any month exceeds 12%; or

               (q) a default shall occur under the Parent Agreement; or the Parent Agreement shall for any reason terminate; or any material provision thereof shall cease to be valid and binding on any party thereto or any party thereto shall so state in writing; or

               (r) (i) the Seller shall cease to own, free and clear of any Adverse Claim all of the outstanding shares of capital stock of the Transferor on a fully diluted basis; or (ii) FMCH shall cease to own, directly or indirectly, free and clear of any Adverse Claim all of the outstanding shares of capital stock of any of the Originating Entities or the Collection Agent on a fully diluted basis; or (iii) FMC shall cease to own, directly or indirectly, free and clear of any Adverse Claim other than a pledge made pursuant to the Bank Revolver, all of the Voting Stock of FMCH other than the preferred stock of FMCH outstanding as of the date hereof (which preferred stock outstanding as of the date hereof shall not represent more than 20% of the total Voting Stock of
FMCH); or (iv) Fresenius AG, a corporation organized under the laws of the Federal Republic of Germany, shall cease to own, directly or indirectly, free and clear of any Adverse Claim at least a majority of the Voting Stock of FMC; or

               (s) both (i) FMCH's long-term public senior debt securities shall be rated lower than B+ by Standard & Poor's or B1 by Moody's, or if neither Standard & Poor's nor Moody's shall rate such securities, FMCH's long-term senior debt shall have a deemed rating of lower than B+ as determined by the Agent using its standard bond rating methodology, and (ii) FMC's long-term public senior debt securities shall be rated lower than B+ by Standard & Poor's or B1 by Moody's, or if neither Standard & Poor's nor Moody's shall rate such securities, FMC's long-term senior debt shall have a deemed rating of lower than B+ as determined by the Agent using its standard bond rating methodology.


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

          SECTION 7.2. TERMINATION. (a) Upon the occurrence of any Termination Event, the Agent may, and at the direction of any Administrative Agent (excluding, for so long as the Percentage Factor exceeds 100%, the Administrative Agent for the Class B Related Group) or the Majority Investors shall, by notice to the Transferor and the Collection Agent declare the Termination Date to have occurred; PROVIDED, HOWEVER, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(m)(ii), 7.1(m)(iii) or 7.1(r) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

               (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), the Base Rate plus 2.00% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches.

                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS

          SECTION 8.1. INDEMNITIES BY THE TRANSFEROR. Without limiting any other rights which the Agent, the Administrative Agents or the Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers and their respective successors and permitted assigns and their respective officers, directors and employees (collectively, "INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of a Liquidity Provider, a Credit Support Provider, the Agent, an Administrative Agent or a Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them in any action or proceeding between the Transferor or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent or any Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

               (i) any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any


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

     officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreement, the Parent Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement, any of the other Transaction Documents, any Investor Report or any other information or report delivered by any Parent Group Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

               (ii) the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

               (iii) the failure (x) to vest and maintain vested in the Agent, on behalf of the Investors, an undivided first priority, perfected percentage ownership interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Investors, in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim;

               (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof; or

               (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

               (viii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;


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

               (ix) the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

               (x) the Percentage Factor exceeding the Maximum Percentage Factor at any time;

               (xi) the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

               (xii) any repayment by any Indemnified Party of any amount previously distributed in reduction on Net Investment which such Indemnified Party believes in good faith is required to be made;

               (xiii) the commingling by the Transferor, any Originating Entity or the Collection Agent of Collections of Receivables at any time with other funds;

               (xiv) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any Originating Entity, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

               (xv) the failure of any Special Account Bank, Designated Account Agent or the Concentration Account Bank to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter or Concentration Account Agreement or any instruction of the Collection Agent, the Transferor, any Originating Entity or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Special Account Letter or Concentration Account Agreement) whether by reason of the exercise of set-off rights or otherwise;

               (xvi) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Seller to qualify to do business or file any notice of business activity report or any similar report;

               (xvii) any failure of the Transferor to give reasonably equivalent value to the Seller in consideration of the purchase by the Transferor from the Seller of any Receivable, any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;


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

               (xviii) any action taken by the Transferor, any Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the enforcement or collection of any Receivable; PROVIDED, HOWEVER, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with a Credit Support Agreement or the credit support furnished by the Credit Support Provider or (in the case of Enterprise) the Liquidity Provider Agreement to which Enterprise is a party to the Transferor and each Other Transferor; and PROVIDED, FURTHER, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts;

               (xix) any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Transferor or any Parent Group Member; or

               (xx) any failure by the Transferor or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables.

          SECTION 8.2. INDEMNITY FOR TAXES, RESERVES AND EXPENSES. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

               (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general


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

     corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

               (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support provided by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

               (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, a Liquidity Provider Agreement or a Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through any Administrative Agent, the Transferor shall pay to such Administrative Agent for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such tax, increased cost or reduction.

               (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level


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

below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through any Administrative Agent, the Transferor shall pay to such Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

               (c) Each Administrative Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this
Section 8.2. A notice by an Administrative Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Administrative Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

               (d) Anything in this Section 8.2 to the contrary notwithstanding, if a Conduit Investor enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate the liability for any amounts under this Section
8.2 which are in connection with a Credit Support Agreement or the credit support provided by the Credit Support Provider or, in the case of Enterprise, the Liquidity Provider Agreement to which Enterprise is a party ("SECTION 8.2 COSTS") to the Transferor and each Other Transferor; PROVIDED, HOWEVER, that if such Section 8.2 Costs are attributable to any Parent Group Member and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Section 8.2 Costs.

          SECTION 8.3. TAXES. (a) All payments made hereunder by the Transferor or the Collection Agent (each, a "Payor") to any Investor, any Administrative Agent or the Agent (each, a "Recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the Payor hereunder is required in respect of any Taxes, then such Payor shall:

               (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

               (ii) promptly forward to each Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and


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               (iii) pay to the Recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Recipient with respect to any payment received by such Recipient hereunder, the Recipient may pay such Taxes and the Payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the Recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Recipient would have received had such Taxes not been asserted. Notwithstanding the foregoing, the Payor shall not be obligated to pay any such additional amounts pursuant to clause (iii) above or pursuant to the immediately preceding sentence to a Class A Bank Investor that is not organized under the laws of the United States of America or a state thereof if such Class A Bank Investor shall have failed to comply with the requirements of paragraph (b) of this Section 8.3 as of the time such Taxes are due and payable.

          If the Payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Recipient the required receipts or other required documentary evidence, the Payor shall indemnify the Recipient for any incremental Taxes, interest, or penalties that may become payable by any Recipient as a result of any such failure.

          (b) Each Investor that is not incorporated under the laws of the United States of America or a state thereof shall:

          (X) (i) on or before the date of any payment by a Payor to such Investor, deliver to such Payor, the Agent and the Administrative Agent for its Related Group (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

          (ii) deliver to each Payor, the Agent and the Administrative Agent for its Related Group two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Payor; and

          (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by either Payor, the Agent or the Administrative Agent for its Related Group; or


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

          (Y) Each Investor or transferee that is not a "bank" under Section 881(c)(3)(A) of the Internal Revenue Code thereof shall:

          (i) on or before the date it becomes a party hereto (or, in the case of a participant, on or before the date such participant becomes a participant hereunder), deliver to each Payor, the Agent and the Administrative Agent for its Related Group (i) a statement under penalties of perjury that such Investor or transferee (x) is not a "bank" under
     Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 811(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (ii) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

          (ii) deliver to each Payor, the Agent and its Administrative Agent two further properly completed and duly executed copies of such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Payor or upon the request of such Payor; and

          (iii) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by either Payor, the Agent or its Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes an Investor hereunder which renders all such forms inapplicable or which would prevent such Investor from duly completing and delivering any such form with respect to it and such Investor so advises each Payor, the Agent and its Administrative Agent. Each Person that shall become an Investor or a participant of an Investor pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, PROVIDED that in the case of a participant of an Investor the obligations of such participant of an Investor pursuant to this subsection (b) shall be determined as if the participant of an Investor were an Investor except that such participant of an Investor shall furnish all such required forms, certifications and statements to the Investor from which the related participation shall have been purchased.

          SECTION 8.4. OTHER COSTS, EXPENSES AND RELATED MATTERS. (a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Investors, the Administrative Agents and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of any of the Investors, the Administrative Agents and/or the Agent) or intangible,


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

documentary or recording taxes incurred by or on behalf of any Investor, any Administrative Agent or the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with any Investor's, any Administrative Agent's, the Agent's or any Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "TRANSACTION COSTS").

               (b) With respect to any Tranche to which all or any portion of the Net Investment held by any of the Investors in a Related Group has been allocated, the Transferor shall pay to the Administrative Agent for such Related Group, for the account of each applicable Investor, on demand any Early Collection Fee due on account of the reduction of such Tranche on a day prior to the last day of its Tranche Period.

          SECTION 8.5. RECONVEYANCE UNDER CERTAIN CIRCUMSTANCES. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the applicable Investors, of the Transferred Interest if the Agent or any Administrative Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the applicable Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids; PROVIDED that if such 15th day (or 3rd day) is not a Business Day, such reconveyance and the related payment shall be made on the next following Business Day.

                                   ARTICLE IX

              THE AGENT; BANK COMMITMENT; THE ADMINISTRATIVE AGENTS

          SECTION 9.1. AUTHORIZATION AND ACTION. (a) Each Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that any Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to


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

exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove. The Majority Investors may direct the Agent to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; PROVIDED, HOWEVER, the Agent shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). The Agent shall not, without the prior written consent of all Class A Bank Investors and Class B Investors, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Class A Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement or the Parent Agreement relating to the timing of payments required to be made by the Transferor, any Originating Entity, FMC or FMCH or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or (F) extend or permit the extension of the Commitment Termination Date without the consent of each Class A Bank Investor and, so long as the Commitments of the Class B Investors are greater than zero, each Class B Investor. The Agent shall not, without the prior written consent of the Required Administrative Agents, agree to amend, modify or waive any provision of this Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement, the Receivables Purchase Agreement or the Parent Agreement. The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of any Investor's Commitment without the prior consent of such Investor. In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed). In the event the Agent requests any Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor's receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

               (b) The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in


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their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          SECTION 9.2. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the
Agent: (i) may consult with legal counsel (including counsel for any Parent Group Member), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Parent Group Member or the Collection Agent or to inspect the property (including the books and records) of any Parent Group Member or the Collection Agent; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and
(v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 9.3. CREDIT DECISION. Each Investor acknowledges that it has, independently and without reliance upon the Agent, any Administrative Agent, any Affiliate of an Administrative Agent or any other Investor and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer to the Agent on its behalf of any undivided ownership interest in the Affected Assets hereunder. Each Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent's Affiliates or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

          SECTION 9.4. INDEMNIFICATION OF THE AGENT. The Class A Bank Investors and the Class B Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent, any of the other Transaction Documents hereunder or thereunder,


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provided that the Class A Bank Investors and Class B Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Class A Bank Investors and Class B Investors agree to reimburse the Agent, ratably in accordance with their respective Commitments, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Class A Bank Investors and Class B Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.

          SECTION 9.5. SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to each Investor and the Transferor and may be removed at any time with cause by the Majority Investors. Upon any such resignation or removal, the Majority Investors shall appoint a successor Agent. Each Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent. If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Investors' removal of the retiring Agent, then the retiring Agent may, on behalf of the Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank organized under the laws of the United States or of any state thereof and have a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

          SECTION 9.6. PAYMENTS BY THE AGENT. All amounts received by the Agent on behalf of the Investors shall be paid by the Agent to the Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Investors on such Business Day, but, in any event, shall pay such amounts to the Investors not later than the following Business Day. All amounts received by the Agent hereunder on behalf of the Investors shall be allocated among the Related Groups in accordance with Sections 2.5 and/or 2.6, as applicable. To the extent any amounts are not allocated pursuant to such sections, such amounts shall be allocated, FIRST, to the members of the Class A Related Groups ratably in proportion to the portion of the Class A Aggregate Unpaids owing to each, until the Class A Aggregate Unpaids have been reduced to zero, and SECOND, to the Class B Investors ratably in proportion to the Aggregate Unpaids owing to each. For purposes of the foregoing, the Agent


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shall be deemed to be a member of the Related Group that includes Enterprise.

          SECTION 9.7. Bank Commitment; Assignment to Class A Bank Investors.

               (a) BANK COMMITMENT. At any time on or prior to the Commitment Termination Date, in the event that a Conduit Investor does not effect an Incremental Transfer as requested under Section 2.2(a), then at any time, the Transferor shall have the right to require such Conduit Investor to assign its interest in the Net Investment in whole to the Class A Bank Investors in its Related Group pursuant to this Section 9.7. In addition, at any time on or prior to the Commitment Termination Date, (i) upon the occurrence of a Termination Event that results in the Termination Date or (ii) if a Conduit Investor elects to give notice to the Transferor of a Reinvestment Termination Date, the Transferor hereby requests and directs that such Conduit Investor assign its interest in the Net Investment in whole to the Class A Bank Investors in its Related Group pursuant to this Section 9.7 and the Transferor hereby agrees to pay the amounts described in Section 9.7(d) below. Provided that the Net Asset Test is satisfied, upon any such election by a Conduit Investor or any such request by the Transferor to such Conduit Investor, such Conduit Investor shall make such assignment and the Class A Bank Investors in its Related Group shall accept such assignment and shall assume all of such Conduit Investor's obligations hereunder. In connection with any assignment from a Conduit Investor to the Class A Bank Investors in its Related Group pursuant to this Section 9.7, each Class A Bank Investor shall, on the date of such assignment, pay to such Conduit Investor an amount equal to its Assignment Amount. Upon any assignment by a Conduit Investor to the Class A Bank Investors in its Related Group as contemplated hereunder, such Conduit Investor shall cease to make any additional Incremental Transfers hereunder.

               (b) ASSIGNMENT. No Class A Bank Investor may assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Administrative Agent for its Related Group, on behalf of the related Conduit Investor. Without limiting the generality of the foregoing, it is understood for the avoidance of doubt that an Administrative Agent may condition any approval on its receipt of written confirmation from S&P and Moody's that such assignment will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by the related Conduit Investor. In the case of an assignment by a Conduit Investor to the Class A Bank Investors or by a Class A Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the


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assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes, it being understood that the Class A Bank Investors, as assignees, shall (x) be obligated to fund Incremental Transfers under Section 2.2(a) in accordance with the terms thereof, notwithstanding that related Conduit Investor was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Reinvestment Termination Date", notwithstanding that the related Conduit Investor had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent, the Administrative Agent for the applicable Related Group and the Transferor. All costs and expenses of the Agent, the applicable Administrative Agent and the assignor and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee. No Class A Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the applicable Liquidity Provider Agreement.

               (c) EFFECTS OF ASSIGNMENT. By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, any Parent Group Member or the Collection Agent or the performance or observance by the Transferor, any Parent Group Member or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement, the Parent Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement, the Parent Agreement, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, any Administrative Agent, or any of their respective Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other


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Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security;
(vi) such assignee appoints and authorizes the applicable Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security, (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (viii) such assignee agrees that it will not institute against any Conduit Investor any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit Investor or its Related CP Issuer.

               (d) TRANSFEROR'S OBLIGATION TO PAY CERTAIN AMOUNTS; ADDITIONAL ASSIGNMENT AMOUNT. The Transferor shall pay to the Administrative Agent for a Conduit Investor or, in the case of GMFC, to such Conduit Investor, for the account of such Conduit Investor, in connection with any assignment by such Conduit Investor to the Class A Bank Investors in its Related Group pursuant to this Section 9.7, an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment) owing to such Conduit Investor. To the extent that such Discount relates to interest or discount on Related Commercial Paper, if the Transferor fails to make payment of such amounts at or prior to the time of assignment by such Conduit Investor to the Class A Bank Investors in its Related Group, such amount shall be paid by such Class A Bank Investors (in accordance with their respective Pro Rata Shares) to such Conduit Investor as additional consideration for the interests assigned to such Class A Bank Investors and the amount of the "Net Investment" hereunder held by such Class A Bank Investors shall be increased by an amount equal to the additional amount so paid by such Class A Bank Investors.

               (e) ADMINISTRATION OF AGREEMENT AFTER ASSIGNMENT. After any assignment by a Conduit Investor to the Class A Bank Investors in its Related Group pursuant to this Section 9.7 (and the payment of all amounts owing to such Conduit Investor in connection therewith), all rights of the related Collateral Agent set forth herein shall be deemed to be afforded to the Administrative Agent for such Related Group on behalf of such Class A Bank Investors instead of such Collateral Agent.

               (f) PAYMENTS. After any assignment by a Conduit Investor to the Class A Bank Investors in its Related Group pursuant to this Section 9.7, all payments to be made hereunder by the Transferor or the Collection Agent to such Conduit Investor shall be made to the applicable Administrative Agent's account as such account shall have been notified to the Transferor and the Collection Agent.


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               (g)  DOWNGRADE OF CLASS A BANK INVESTOR. If (at any time prior to any assignment by a Conduit Investor to the Class A Bank Investors in its Related Group as contemplated pursuant to this Section 9.7) the short term debt rating of any Class A Bank Investor in such Related Group shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Class A Bank Investor, upon request of the applicable Administrative Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Class A Bank Investor in a Related Group shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Class A Bank Investor, upon request of the applicable Administrative Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Class A Bank Investor in a Related Group shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the related Conduit Investor shall have the right to require such Class A Bank Investor to accept the assignment of such Class A Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.7. Such Class A Bank Investor shall be obligated to pay to such Conduit Investor, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the Interest Component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Class A Bank Investor, as reasonably determined by the applicable Administrative Agent. Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Class A Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the applicable Related Group Limit, solely as it relates to new Incremental Transfers to such Conduit Investor, shall be reduced by the amount of unused Commitment of such downgraded Class A Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Class A Bank Investor's Commitment to the Transferor or such downgraded Class A Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

          SECTION 9.8. APPOINTMENT OF ADMINISTRATIVE AGENTS. (a) Each Investor in a Related Group hereby appoints and authorizes the Administrative Agent for its Related Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. In furtherance, and without limiting the generality, of the foregoing, each Investor in a Related Group hereby appoints the Administrative Agent for its Related Group as its agent to execute and deliver all further instruments and documents, and take all further action that such Administrative Agent may deem necessary or appropriate or that any Investor may reasonably


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

request to enable any of them to exercise or enforce any of their respective rights hereunder. Class A Bank Investors or Class B Investors, as applicable, representing at least 66 and 2/3% of the aggregate Commitments of all Class A Bank Investors or Class B Investors, as applicable, in a Related Group (the "GROUP MAJORITY INVESTORS" for such Related Group) may direct the Administrative Agent for such Related Group to take any such incidental action hereunder. With respect to other actions which are incidental to the actions specifically delegated to an Administrative Agent hereunder, such Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Group Majority Investors; PROVIDED, HOWEVER, no Administrative Agent shall be required to take any action hereunder if the taking of such action, in the reasonable determination of such Administrative Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose such Administrative Agent to liability hereunder or otherwise. Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Administrative Agent for a Related Group shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Group Majority Investors (which consent shall not be unreasonably withheld or delayed). The Administrative Agent for a Related Group shall not, without the prior written consent of all Class A Bank Investor or Class B Investors, as applicable, in such Related Group, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Class A Bank Investors or Class B Investors, as applicable, in such Related Group or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement or the Parent Agreement relating to the timing of payments required to be made by the Transferor, any Originating Entity, FMC or FMCH or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or (F) extend or permit the extension of the Commitment Termination Date without the consent of each Class A Bank Investor or Class B Investors, as applicable, in such Related Group. The Administrative Agent for a Related Group shall not agree to any amendment of this Agreement which increases the dollar amount of the Commitment of a Class A Bank Investor or Class B Investor in such Related Group without the prior consent of such Class A Bank Investor or Class B Investor. In addition, no Administrative Agent shall agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Group Majority Investors (which consent shall not be unreasonably withheld or delayed). In the event an Administrative Agent requests any Investor's consent pursuant to the foregoing provisions and such Administrative Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor's receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether such Administrative Agent shall have obtained sufficient consent hereunder.


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               (b)  Each Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          SECTION 9.9. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither any Administrative Agent nor any directors, officers, agents or employees of an Administrative Agent shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Administrative Agent: (i) may consult with legal counsel (including counsel for any Parent Group Member), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Parent Group Member or the Collection Agent or to inspect the property (including the books and records) of any Parent Group Member or the Collection Agent; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and
(v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 9.10. INDEMNIFICATION OF THE ADMINISTRATIVE AGENTS. The Class A Bank Investors or Class B Investors, as applicable, in each Related Group agree to indemnify the Administrative Agent for such Related Group (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Administrative Agent, any of the other Transaction Documents hereunder or thereunder, provided that the Class A Bank Investors or Class B Investors, as applicable, in a Related Group shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the applicable Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, the Class A Bank Investors or Class B Investors, as applicable, in each Related Group agree to reimburse the Administrative Agent for such Related Group, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by such Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through


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negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of such Class A Bank Investors or Class B Investors, as applicable, hereunder and/or thereunder and to the extent that such Administrative Agent is not reimbursed for such expenses by the Transferor.

          SECTION 9.11. SUCCESSOR ADMINISTRATIVE AGENTS. Any Administrative Agent may resign at any time by giving written notice thereof to the Agent, each Investor in its Related Group and the Transferor and may be removed at any time with cause by the applicable Group Majority Investors. Upon any such resignation or removal, the Group Majority Investors for such Related Group shall appoint a successor Administrative Agent. Each Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent. If no such successor Administrative Agent shall have been so appointed for such Related Group, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Group Majority Investors' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Investors in such Related Group, appoint a successor Administrative Agent for such Related Group which successor Administrative Agent shall be either (i) a commercial bank having a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          SECTION 9.12. PAYMENTS BY THE ADMINISTRATIVE AGENTS. Unless specifically allocated to an Investor pursuant to the terms of this Agreement, all amounts received by an Administrative Agent on behalf of the Investors in its Related Group shall be paid by such Administrative Agent to the Investors in its Related Group (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by such Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case such Administrative Agent shall use its reasonable efforts to pay such amounts to the Investors in its Related Group on such Business Day, but, in any event, shall pay such amounts to such Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.


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                                   ARTICLE X

                                  MISCELLANEOUS

          SECTION 10.1. TERM OF AGREEMENT. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment has been reduced to zero, all accrued Discount and Servicing Fees have been paid in full and all other Aggregate Unpaids have been paid in full, in each case, in cash; PROVIDED, HOWEVER, that (i) the rights and remedies of the Agent, the Investors and the Administrative Agents with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

          SECTION 10.2. WAIVERS; AMENDMENTS. No failure or delay on the part of the Agent, any Investor or any Administrative Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived if, but only if, in the case of any amendment, such amendment is in writing and is signed by the Transferor, the Agent, each Administrative Agent and the Majority Investors and in the case of any waiver, such waiver is granted in writing by each Administrative Agent. Without limiting the generality of the foregoing, it is understood for the avoidance of doubt that an Administrative Agent may condition its consent to any amendment or waiver on its receipt of written confirmation from S&P and Moody's that such amendment or waiver will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by its related Conduit Investor.

          SECTION 10.3. NOTICES. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received,
(ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or
(iv) if given by any other means, when received at the address specified in this
Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes each Investor, each Administrative Agent and the Agent to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which such Investor, such Administrative Agent or the Agent, as applicable, in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to each such Investor or Administrative Agent or the Agent, as applicable, a written confirmation of each


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telephonic notice directed to such Person signed by an authorized officer of
Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Agent or the applicable Investor or Administrative Agent, the records of such Investor or Administrative Agent or the Agent, as applicable shall govern absent manifest error.

          If to Enterprise:

                   Enterprise Funding Corporation
                   c/o Global Securitization Services
                   114 West 47th Street, Suite 1715
                   New York, New York 10036
                   Attention: Kevin Burns
                   Telephone: (212) 302-5151
                   Telecopy: (212) 302-8767

                   (with a copy to its Administrative Agent)

          If to the Transferor:

                   (NMC Funding Corporation)
                   95 Hayden Avenue
                   Lexington, Massachusetts  02420-9192
                   Telephone: (781) 402-9161 or 9309
                   Telecopy: (781) 402-9756
                   Attn: Marc Lieberman
                   Payment Information:
                   Chase Manhattan Bank, N.A.
                   ABA 021-000-021
                   Account 323-0-78623

          If to the Collection Agent:

                   National Medical Care, Inc.
                   95 Hayden Avenue
                   Lexington, Massachusetts  02420-9192
                   Telephone: (781) 402-9161 or 9309
                   Telecopy: (781) 402-9756
                   Attn: Marc Lieberman

          If to the Collateral Agent related to Enterprise:

                   Bank of America, N.A.
                   231 S. LaSalle Street - 16th Floor
                   Chicago, Illinois 60607


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                   Attention: John K. Svolos--
                   Structured Finance
                   Telephone: (312) 828-6220
                   Telecopy:  (312) 923-0273

          If to the Agent:

                   Bank of America, N.A.
                   231 S. LaSalle Street - 16th Floor
                   Chicago, Illinois 60607
                   Attention:  John K. Svolos--
                   Structured Finance
                   Telephone: (312) 828-6220
                   Telecopy:  (312) 923-0273
                   Payment Information:
                   Bank of America, N.A.
                   ABA 053-000-196
                   for the account of Bank of America Charlotte
                   Account No. 1093601650000
                   Attn.: Camille Zerbinos

          If to the Administrative Agent for Enterprise or the Class B Investors or the related Collateral Agent:

                   Bank of America, N.A.
                   231 S. LaSalle Street - 16th Floor
                   Chicago, Illinois 60607
                   Attention:  John K. Svolos--
                   Structured Finance
                   Telephone: (312) 828-6220
                   Telecopy:  (312) 923-0273

          If to Compass:

                   c/o WestLB AG, New York Branch
                   1211 Avenue of the Americas
                   New York, New York 10036
                   Attention: Michael Fitzgerald
                   Telephone: (212) 597-8356
                   Telecopy:  (212) 852-5971

          If to the Administrative Agent for Compass:

                   c/o WestLB AG, New York Branch
                   1211 Avenue of the Americas


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

                   New York, New York 10036
                   Attention: Michael Fitzgerald
                   Telephone: (212) 597-8356
                   Telecopy:  (212) 852-5971

                   Payment Information:
                   Chase Manhattan Bank NY
                   ABA 021000021
                   A/C WestLB NY
                   A/C #9201060663

          If to GMFC:

                   Giro Multi-Funding Corporation
                   c/o Global Securitization Services
                   114 West 47th Street, Suite 1715
                   New York, NY 10036
                   Attention: Kevin Burns
                   Tel: 212/302-5151
                   Telecopy: 212/302-8767

          If to BLB:

                   Bayerische Landesbank, New York Branch
                   560 Lexington Avenue
                   New York, New York 10022
                   Attention: Asset Securitization Division
                   Tel: 212/230-9005
                   Telecopy: 212/230-9020

          If to the Class A Bank Investors or the Class B Investors, at their respective addresses set forth on Schedule I or in the Assignment and Assumption Agreement pursuant to which it became a party hereto.

          SECTION 10.4. GOVERNING LAW; SUBMISSION TO JURISDICTION; INTEGRATION.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRANSFEROR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the Transferor and the Collection Agent hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the


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

laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of any Investor to bring any action or proceeding against the Transferor or the Collection Agent or any of their respective properties in the courts of other jurisdictions.

               (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

               (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

               (d) The Transferor and NMC each hereby appoint John B. Madden, Jr., of Arent Fox Kintner Plotkin & Kahn, located at 1675 Broadway, New York, New York 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York by any Administrative Agent, the Agent, any Investor, any Collateral Agent or any assignee of any of them.

          SECTION 10.5. SEVERABILITY; COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.6. SUCCESSORS AND ASSIGNS. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Transferor nor the Collection Agent may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of each Administrative Agent. No provision of this Agreement shall in any manner restrict the ability of any Conduit Investor, any Class A Bank Investor or any Class B Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.


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

               (b) Each of the Transferor and the Collection Agent hereby agrees and consents to the assignment by any Conduit Investor from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider for such Conduit Investor. In addition, each of the Transferor and the Collection Agent hereby consents to and acknowledges the assignment by any Conduit Investor of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the related Collateral Agent.

          SECTION 10.7. WAIVER OF CONFIDENTIALITY. The Transferor hereby consents to the disclosure of any non-public information with respect to it received by any Conduit Investor, the Agent, any Class A Bank Investor or any Administrative Agent to any of the Conduit Investors, the Agent, any nationally recognized rating agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer, any Administrative Agent, any Collateral Agent, any Class A Bank Investor or potential Class A Bank Investor, any Liquidity Provider or any Credit Support Provider in relation to this Agreement.

          SECTION 10.8. CONFIDENTIALITY AGREEMENT. Each of the Transferor and the Collection Agent hereby agrees that it will not disclose, and the Transferor will cause each Parent Group Member to refrain from disclosing, the contents of this Agreement or any other proprietary or confidential information of any Conduit Investor, the Agent, any Administrative Agent, any Collateral Agent, any Liquidity Provider or any Class A Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency PROVIDED such auditors, attorneys, employees financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) following notice thereof to each Administrative Agent, as otherwise required by applicable law (including the federal securities laws) or order of a court of competent jurisdiction.

          SECTION 10.9. NO BANKRUPTCY PETITION AGAINST CONDUIT INVESTORS. Each of the Transferor and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Conduit Investor or its Related CP Issuer, it will not, and the Transferor will cause each Parent Group Member to not, institute against, or encourage, assist or join any other Person in instituting against, such Conduit Investor or its Related CP Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other proceedings related to an Event of Bankruptcy. Notwithstanding any provision contained in this Agreement to the contrary, no Conduit Investor shall, nor shall any Conduit Investor be obligated to, pay any amount pursuant to this Agreement unless (i) the Conduit Investor has received funds which may be used to make such payment in accordance with such Conduit Investor's commercial paper program documents, which funds are not required to repay its Commercial Paper when due; and (ii) after giving effect to such payment, either (x) there is sufficient liquidity available (determined in accordance with such program documents) to pay the Face Amount of all its Commercial Paper, (y) the Conduit Investor is not rendered insolvent or (z) its Commercial

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Paper has been repaid in full. Any amount which the Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the United States Bankruptcy Code) against or a corporate obligation of the Conduit Investor for any insufficiency. The provisions of this Section shall survive the termination of this Agreement.

          SECTION 10.10. NO RECOURSE AGAINST STOCKHOLDERS, OFFICERS OR DIRECTORS. No recourse under any obligation, covenant or agreement of any Conduit Investor contained in this Agreement shall be had against Global Securitization Services, LLC (nor any affiliate thereof), AMACAR Group L.L.C. (nor any affiliate thereof), or any stockholder, officer or director of such Conduit Investor, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Investor, and that no personal liability whatsoever shall attach to or be incurred by Global Securitization Services, LLC (or any affiliate thereof), AMACAR Group L.L.C. (or any affiliate thereof), or the stockholders, officers, or directors of such Conduit Investor, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Conduit Investor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Conduit Investor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Global Securitization Services , LLC (or any affiliate thereof), AMACAR Group L.L.C. (or any affiliate thereof) and every such stockholder, officer or director of such Conduit Investor is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

          SECTION 10.11. CHARACTERIZATION OF THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT. It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Investors, and that the Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Investors, and the Transferor hereby grants to the Agent, on behalf of the Investors, a first priority perfected and continuing security interest in all of the Transferor's right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivables Purchase Agreement, the Transferring Affiliate Letter, the BMA Transfer Agreement and all other Transaction Documents with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent, on behalf of the Investors, all of its rights and remedies under the Receivables Purchase Agreement, the Transferring Affiliate Letter and the BMA Transfer Agreement (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables.

          SECTION 10.12. SUBORDINATION OF CLASS B INVESTORS. (a) The members of the Class B Related Group (the "Class B Parties") agree for the benefit of the members of the Class A Related Groups (the "Class A Parties") that the rights of the Class B Parties to payments of any kind hereunder and in and to the Affected Assets shall be subordinate and junior to the rights of the Class A Parties to the extent and in the manner set forth in this Agreement.

               (b) On and after the Termination Date, the Class A Aggregate Unpaids shall be paid in full in cash before any payment or distribution is made on account of the Aggregate Unpaids owing to the Class B Parties. If at any time on or after the Termination Date but prior to the payment in full of the Class A Aggregate Unpaids, any Class B Party shall receive any payment or distribution (whether in cash, property or securities) in respect of the Aggregate Unpaids owing to the Class B Parties, then, unless and until the Class A Aggregate Unpaids shall have been paid in full in cash in accordance with this Agreement, such payment or distribution (whether in cash, property or securities) shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Agent, which shall distribute the same to be applied against the Class A Aggregate Unpaids in accordance with the provisions of this Agreement (including, as applicable, Section 9.6).

               (c) If any Termination Event or Potential Termination Event under this Agreement is then in existence or would result therefrom (unless waived by the holders of Class A Aggregate Unpaids), the Transferor may not, directly or indirectly, make any payment of interest in respect of the Aggregate Unpaids owing to the Class B Parties until such Termination Event or Potential Termination Event is cured or waived or all Class A Aggregate Unpaids have been indefeasibly paid in full in cash. Each Class B Party hereby agrees that, so long as any Class A Aggregate Unpaids remain outstanding, it will not accelerate the maturity of, sue for, or otherwise take any action to enforce the Transferor's obligations to pay, amounts owing in respect of this Agreement other than any action reasonably necessary to preserve the Class B Parties' rights in any bankruptcy or other liquidation proceeding of the Transferor initiated by a Person other than the Class B Party. Each Class B Party understands and agrees that to the extent that Section 10.12(b) or this Section 10.12(c) prohibits or reduces the payment which would otherwise be payable under this Agreement, such Class B Party may not sue for, or otherwise take action to enforce the Transferor's obligations to pay such amount, provided that notwithstanding the other provisions of this sentence, such unpaid payment shall remain an obligation of the Transferor to the Class B Parties pursuant to the terms of this Agreement.

               (d) Upon any distribution of assets of the Transferor upon dissolution, winding up, liquidation or reorganization of the Transferor (whether in bankruptcy, insolvency or receivership proceeding or upon an assignment for the benefit of creditors or otherwise):

                    (i) the Class A Parties shall first be entitled to receive payments in full of all Class A Aggregate Unpaids before the Class B Parties are entitled to receive any payment of any kind of character on account of the Aggregate Unpaids owing to the Class B Parities;

                    (ii) any payment or distribution of assets of the Transferor of any kind of character, whether in cash, property or securities to which the Class B Parties would be entitled except for the provisions of this Section 10.12, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Class A Aggregate Unpaids or their representative or representatives to the extent necessary to make payment in full in cash of all Class A Aggregate Unpaids remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Class A Aggregate Unpaids; and

                    (iii) in the event that, notwithstanding the foregoing provisions of this Section 10.12(d), any payment or distribution of assets of the Transferor of any kind or character, whether in cash, property or securities, shall be received by the Class B Parties on account of Aggregate Unpaids owing to the Class B Parties before all Class A Aggregate Unpaids are paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Class A Aggregate Unpaids or their representative or representatives for application to the payment of such Class A Aggregate Unpaids until all such Class A Aggregate Unpaids shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Class A Aggregate Unpaids.

               (e) The Transferor shall give written notice to the Class B Parties of any dissolution, winding up, liquidation or reorganization of the Transferor (whether in bankruptcy, insolvency or receivership proceeding or upon assignment for the benefit of creditors or otherwise); provided that failure to give such notice (promptly or otherwise) shall in no way modify the provisions of this Section 10.12 or affect the subordination effected hereby.

               (f) The Class B Parties agree, for the benefit of the Class A Parties, not to institute against, or join any other Person in instituting against, the Transferor any bankruptcy, reorganization, insolvency, liquidation or similar proceeding until one year and one day after the Class A Aggregate Unpaids have been paid in full.

               (g) The Class B Parties agree with all Class A Parties that the Class B Parties shall not demand, accept, or receive any payment or distribution in respect of the Aggregate Unpaids in violation of the provisions of this Agreement including, without limitation, this Section 10.12; PROVIDED that after the Class A Aggregate Unpaids have been paid in full, the Class B Parties shall be fully subrogated to the rights of the Class A Parties.

               (h) The provisions of this SECTION 10.12 shall constitute a continuing offer to all Person who, in reliance upon such provisions, become holders of, or continue to hold, Class A Aggregate Unpaids, and such provisions are made for the benefit of the holders of Class A Aggregate Unpaids, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. The terms of this Section 10.12 may not be amended or modified without the written consent of the Class A Parties.

               (i) In exercising any of its voting rights, rights to direct and consent or any other rights as an Investor under this Agreement, subject to the terms and conditions of this Agreement, no Investor shall have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any other Investor or any other Person, except for any liability to which such Investor may be subject to the extent the same results from such Investor's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Agreement.

               (j) Subject to the prior payment in full in cash of all Class A Aggregate Unpaids, the Class B Parties shall be subrogated to the rights of the holders of Class A Aggregate Unpaids to receive payments or distributions of assets of the Transferor applicable to the Class A Aggregate Unpaids until all amounts owing to the Class B Parties shall be paid in full, and for the purpose of such subrogation no payments or distribution to the holders of the Class A Aggregate Unpaids by or on behalf of the Transferor or by or on behalf of the Class B Parties by virtue of this Section 10.12 which otherwise would have been made to the Class B Parties shall, as between the Transferor, its creditors other than the holders of Class A Aggregate Unpaids, and the Class B Parties, be deemed to be payment by the Transferor to or on account of the Class A Aggregate Unpaids, it being understood that the provisions of this Section 10.12 are and are intended solely for the purpose of defining the relative rights of the Class B Parties, on the one hand, and the holders of the Class A Aggregate Unpaids, on the other hand.

               (k) No right of any present or future holders of any Class A Aggregate Unpaids to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Transferor or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Transferor with the terms and provisions of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Class A Aggregate Unpaids may, without in any way affecting the obligations of the Class B Parties with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Class A Aggregate Unpaids or amend, modify or supplement any agreement or instrument governing or evidencing such Class A Aggregate Unpaids or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Class A Aggregate Unpaids including, without limitation, the waiver of default hereunder and the release of any collateral securing such Class A Aggregate Unpaids all without notice to or assent from the Class B Parties.

               (l) Any money, property or securities realized from the operation of the subordination provisions in this Section 10.12 shall be applied first to obligations owing to the holders of the Class A Aggregate Unpaids until all such obligations have been paid in full. In exercising rights and remedies or taking other actions with respect to the subordination provisions in this
Section 10.12, the holders of the Class A Aggregate Unpaids, or any agent acting on their behalf, may enforce such provisions and exercise remedies or take other actions hereunder, all in such order and in such manner as such holders or their agent may determine in the exercise of reasonable business judgment.

               (m) Each of the Class B Parties covenants and agrees not to contest the enforceability of this Section 10.12 or the validity, priority, perfection or enforceability of the Class A Aggregate Unpaids under this Agreement, or any lien, security interest or guaranty granted in connection therewith.

               (n) The provisions of this Section 10.12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Class A Aggregate Unpaids is rescinded or must otherwise be returned or disgorged by the holders of the Class A Aggregate Unpaids for any reason whatsoever (including, without limitation, in connection with any insolvency, bankruptcy or reorganization involving the Transferor) all as though such payment had not been made.

               (o)  In the event of any of the proceedings referred to in
Section 10.12(d) above, if the Class B Parties have not filed any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Transferor in respect of this Agreement before the expiration of the time to file the same, then and in such event, but only in such event, the holders of the Class A Aggregate Unpaids or a representative on their behalf may, as an attorney-in-fact for the Class B Parties, execute, verify, deliver and file any claim, proof of claim or such other instrument of similar character of behalf of the Class B Parties.

               (p) Nothing in this Section 10.12 shall affect the obligation of the Transferor to pay the Aggregate Unpaids owing to the Class B Investors.


                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.

                                    ENTERPRISE FUNDING CORPORATION,
                                    as a Conduit Investor

                                    By: /s/ Michelle Moezzi
                                       --------------------------------
                                    Name: Michelle Moezzi
                                    Title: Vice President


                                    COMPASS US ACQUISITION, LLC,
                                    as a Conduit Investor

                                    By: /s/ Douglas K. Johnson
                                       --------------------------------
                                    Name: Douglas K. Johnson
                                    Title: President

                                    GIRO MULTI-FUNDING CORPORATION,
                                    as a Conduit Investor

                                    By: /s/ Frank B. Bilotta
                                       --------------------------------
                                    Name: Frank B. Bilotta
                                    Title: Vice President


                                    NMC FUNDING CORPORATION,
                                    as Transferor

                                    By: /s/ Marc Lieberman
                                       --------------------------------
                                    Name: Marc Lieberman
                                    Title: Treasurer


                                    NATIONAL MEDICAL CARE, INC., as
                                    Collection Agent

                                    By: /s/ Marc Lieberman
                                       --------------------------------
                                    Name: Marc Lieberman
                                    Title: Treasurer

                                    BANK OF AMERICA, N.A., as Agent, as an
                                    Administrative Agent and as a Class A
                                    Bank Investor

                                    By: /s/ John K. Svolos
                                       --------------------------------
                                    Name: John K. Svolos
                                    Title: Principal


                                    WESTLB AG, NEW YORK BRANCH, as an
                                    Administrative Agent and as a Class A Bank
                                    Investor

                                    By: /s/ Christian C. Brune
                                       --------------------------------
                                    Name: Christian C. Brune
                                    Title: Director, Global Securitization
                                           Americas

                                    By: /s/ Sue Lee
                                       --------------------------------
                                    Name: Sue Lee
                                    Title: Manager


                                    BAYERISCHE LANDESBANK, NEW YORK BRANCH, as an Administrative Agent and as a Class A Bank Investor

                                    By: /s/ Lori Ann Wynter
                                       --------------------------------
                                    Name: Lori Ann Wynter
                                    Title: Vice President

                                    By: /s/ Wolfgang Kottmann
                                       --------------------------------
                                    Name: Wolfgang Kottmann
                                    Title: Vice President


                                    LANDESBANK HESSEN-THUERINGEN GIROZENTRALE, as a Class A Bank Investor

                                    By: /s/ Klaus Schuler
                                       --------------------------------
                                    Name: Klaus Schuler
                                    Title: Senior Vice President

                                    By: /s/ Martin Scheele
                                       --------------------------------
                                    Name: Dr. Martin Scheele
                                    Title: Vice President

                                    BANK OF AMERICA, N.A., as a Class B Investor

                                    By: /s/ Richard L. Nichols, Jr.
                                       --------------------------------
                                    Name: Richard L. Nichols, Jr.
                                    Title: Managing Director

                                   SCHEDULE I

                                       to

                           SECOND AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT

                  NOTICE ADDRESSES FOR CLASS A BANK INVESTORS
                              AND CLASS B INVESTORS

BANK OF AMERICA, N.A.
231 S. LaSalle Street - 16th Floor
Chicago, Illinois 60607
Attention: John K. Svolos--
Structured Finance
Telephone: (312) 828-6220
Telecopy:  (312) 923-0273

WESTLB AG, NEW YORK BRANCH
1211 Avenue of the Americas
New York, New York 10036
Attention: Michael Fitzgerald
Telephone: (212) 597-8356
Telecopy:  (212) 852-5971

BAYERISCHE LANDESBANK, NEW YORK BRANCH
560 Lexington Avenue
New York, New York 10022
Attention: Lori-Ann Wynter
Tel: 212/230-9005
Telecopy: 212/230-9020

LANDESBANK HESSEN - THUERINGEN GIROZENTRALE
Neue Mainzer Strasse 52-58
D-60297 Frankfurt am Main
Germany
Attention: Martin Scheele
Tel: 01149-69-9132-4102
Fax: 01149-69-9132-2999

                                   SCHEDULE II

                                       to

                           SECOND AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT

A.   COMMITMENTS OF CLASS A BANK INVESTORS

Class A Bank Investor                                         Commitment
---------------------                                         -----------

Bank of America, N.A.                                         $195,000,000

WestLB AG, New York Branch                                    $170,000,000


Bayerische Landesbank, New York Branch                        $120,000,000

Landesbank Hessen - Thueringen Girozentrale                   $ 75,000,000(1)


B.   COMMITMENTS OF CLASS B INVESTORS

Class B Investor                                              Commitment
----------------                                              -----------

Bank of America, N.A.                                         $16,000,000




--------
(1) Landesbank Hessen - Thueringen Girozentrale is a member of both the Compass and the Enterprise Related Groups. The portion of its Commitment included in the Compass Related Group is $50,000,000. The portion of its Commitment included in the Enterprise Related Group is $25,000,000.

                                    EXHIBIT A

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                               FORMS OF CONTRACTS

                                    EXHIBIT B

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                  CREDIT AND COLLECTION POLICIES AND PRACTICES

                                    EXHIBIT C

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                    LIST OF SPECIAL ACCOUNT BANKS, DESIGNATED

                      ACCOUNT AGENTS AND CONCENTRATION BANK

                                   EXHIBIT D-1

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                         FORM OF SPECIAL ACCOUNT LETTER

                                   EXHIBIT D-2

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                     FORM OF CONCENTRATION ACCOUNT AGREEMENT

                                    EXHIBIT E

                                       to

                           SECOND AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT

                             FORM OF INVESTOR REPORT

                                    EXHIBIT F

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                          FORM OF TRANSFER CERTIFICATE

                                    EXHIBIT G

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    EXHIBIT H

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                            LIST OF ACTIONS AND SUITS

                       SECTIONS 3.1(g), 3.1(k) and 3.3(e)

                          [TO BE UPDATED BY FRESENIUS]

                                    EXHIBIT I

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                               LOCATION OF RECORDS

                                    EXHIBIT J

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                                   [RESERVED]

                                    EXHIBIT K

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                          FORMS OF OPINIONS OF COUNSEL

                                    EXHIBIT L

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                        FORMS OF SECRETARY'S CERTIFICATE

                                    EXHIBIT M

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                               FORM OF CERTIFICATE

                                    EXHIBIT N

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                     LIST OF APPROVED FISCAL INTERMEDIARIES

                                    EXHIBIT O

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                      FORM OF TRANSFERRING AFFILIATE LETTER

                                    EXHIBIT P

                                       to

                           SECOND AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                            FORM OF PARENT AGREEMENT

                                    EXHIBIT Q

                                       to

                           SECOND AMENDED AND RESTATED
                      TRANSFER AND ADMINISTRATION AGREEMENT

                         LIST OF TRANSFERRING AFFILIATES

Chief Executive Office for each              95 Hayden Avenue
Transferring Affiliate:                      Lexington, Massachusetts 02420-9192

                                                            State of
Original Transferring Affiliates                            Incorporation  FEIN
--------------------------------                            -------------  ----
(Before December 21, 2001)

Bio-Medical Applications Management Company, Inc.           Delaware       22-1946461
Bio-Medical Applications of Aquadilla, Inc.                 Delaware       04-2968314
Bio-Medical Applications of Alabama, Inc.                   Delaware       04-2625090
Bio-Medical Applications of Anacostia, Inc.                 Delaware       04-2716481
Bio-Medical Applications of Arecibo, Inc.                   Delaware       04-2740118
Bio-Medical Applications of Arizona, Inc.                   Delaware       04-2977283
Bio-Medical Applications of Arkansas, Inc.                  Delaware       04-2505389
Bio-Medical Applications of Bayamon, Inc.                   Delaware       04-2832066
Bio-Medical Applications of Caguas, Inc.                    Delaware       04-2739513
Bio-Medical Applications of California, Inc.                Delaware       04-3129981
Bio-Medical Applications of Camarillo, Inc.                 Delaware       04-2957737
Bio-Medical Applications of Capitol Hill, Inc.              Delaware       04-2592736
Bio-Medical Applications of Carolina, Inc.                  Delaware       04-2696241
Bio-Medical Applications of Carson, Inc.                    Delaware       04-2999484
Bio-Medical Applications of Columbia Heights, Inc.          Delaware       04-2583382
Bio-Medical Applications of Connecticut, Inc.               Delaware       04-2990950
Bio-Medical Applications of Delaware, Inc.                  Delaware       04-3183720
Bio-Medical Applications of East Orange, Inc.               Delaware       04-2687835
Bio-Medical Applications of Eureka, Inc.                    Delaware       04-2652260
Bio-Medical Applications of Florida, Inc.                   Delaware       11-2226338
Bio-Medical Applications of Fremont, Inc.                   Delaware       04-3033477
Bio-Medical Applications of Fresno,lnc.                     Delaware       04-3017372
Bio-Medical Applications of Georgia, Inc.                   Delaware       04-2832065
Bio-Medical Applications of Glendora, Inc.                  Delaware       04-3002798
Bio-Medical Applications of Guayama, Inc.                   Delaware       04-2963519
Bio-Medical Applications of Hillside, Inc.                  Delaware       04-2687843

Bio-Medical Applications of Humacao, Inc.                   Delaware       04-3039570
Bio-Medical Applications of Illinois, Inc.                  Delaware       04-2560009
Bio-Medical Applications of Indiana, Inc.                   Delaware       04-2969825
Bio-Medical Applications of Irvington, Inc.                 Delaware       04-2687819
Bio-Medical Applications of Jersey City, Inc.               Delaware       04-2531570
Bio-Medical Applications of Kansas, Inc.                    Delaware       04-3291316
Bio-Medical Applications of Kentucky, Inc.                  Delaware       04-2546968
Bio-Medical Applications of Las Americas, Inc.              Delaware       04-2999492
Bio-Medical Applications of Long Beach, Inc.                Delaware       04-2516909
Bio-Medical Applications of Los Gatos, Inc.                 Delaware       04-3033478
Bio-Medical Applications of Louisiana, Inc.                 Delaware       04-2508242
Bio-Medical Applications of Maine, Inc.                     Delaware       04-2508244
Bio-Medical Applications of Maryland, Inc.                  Delaware       04-2553140
Bio-Medical Applications of Massachusetts, Inc.             Delaware       04-3088660
Bio-Medical Applications of Mayaguez, Inc.                  Delaware       04-2594769
Bio-Medical Applications of Michigan, Inc.                  Delaware       04-2516906
Bio-Medical Applications of Minnesota, Inc.                 Delaware       04-3376339
Bio-Medical Applications of Mission Hills, Inc.             Delaware       04-3061729
Bio-Medical Applications of Mississippi, Inc.               Delaware       04-3108559
Bio-Medical Applications of Missouri, Inc.                  Delaware       04-2975268
Bio-Medical Applications of MLK, Inc.                       Delaware       04-2879593
Bio-Medical Applications of New Hampshire, Inc.             Delaware       04-2944527
Bio-Medical Applications of New Jersey, Inc.                Delaware       04-3106961
Bio-Medical Applications of New Mexico, Inc.                Delaware       04-2520837
Bio-Medical Applications of North Carolina, Inc.            Delaware       04-3085674
Bio-Medical Applications of Northeast, D.C., Inc.           Delaware       04-2832070
Bio-Medical Applications of Oakland, Inc.                   Delaware       04-2553148
Bio-Medical Applications of Ohio, Inc.                      Delaware       04-3110360
Bio-Medical Applications of Oklahoma, Inc.                  Delaware       04-3017363
Bio-Medical Applications of Pennsylvania, Inc.              Delaware       04-2466383
Bio-Medical Applications of Pine Brook, Inc.                Delaware       04-2687837
Bio-Medical Applications of Ponce, Inc.                     Delaware       04-2521638
Bio-Medical Applications of Puerto Rico, Inc.               Delaware       04-3167416
Bio-Medical Applications of Rhode Island, Inc.              Delaware       04-2489760
Bio-Medical Applications of Rio Piedras, Inc.               Delaware       04-2968308
Bio-Medical Applications of San German, Inc.                Delaware       04-2740117
Bio-Medical Applications of San Juan, Inc.                  Delaware       04-2520840
Bio-Medical Applications of South Carolina, Inc.            Delaware       04-2944532
Bio-Medical Applications of Southeast Washington, Inc.      Delaware       04-2633086
Bio-Medical Applications of Tennessee, Inc.                 Delaware       04-3074770
Bio-Medical Applications of Texas, Inc.                     Delaware       11-2226275
Bio-Medical Applications of The District of Columbia, Inc.  Delaware       04-2558118
Bio-Medical Applications of Trenton, Inc.                   Delaware       04-2545929
Bio-Medical Applications of Ukiah, Inc.                     Delaware       04-2652266


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
Bio-Medical Applications of Virginia, Inc.                  Delaware       04-3054876
Bio-Medical Applications of West Virginia, Inc.             Delaware       04-2894956
Bio-Medical Applications of Wisconsin, Inc.                 Delaware       04-2539147
Bio-Medical Applications of Woonsocket, Inc.                Delaware       04-2853785
FMC Dialysis Services - Oregon, LLC  (f/k/a
Willamette Valley Kidney Center, LLC)                       Oregon         93-1175031
FMC Dialysis Services Colorado, LLC (f/k/a
Bio-Medical Applications of Colorado, Inc.)                 Delaware       04-3447327
Fresenius USA, Inc.                                         Massachusetts  04-2550576
Home Intensive Care, Inc.                                   Delaware       61-0892053
National Medical Care, Inc                                  Delaware       04-2835488
Neomedica, Inc                                              Delaware       04-3357803
San Diego Dialysis Services, Inc.                           Delaware       04-2487762
Spectra East, Inc.                                          Delaware       04-3455945
Spectra Laboratories, Inc.                                  Nevada         94-2825915


                                                            State of
New Transferring Affiliates                                 Incorporation  FEIN
---------------------------                                 -------------  ----
(added December 21, 2001)

Bio-Medical Applications Home Dialysis Services, Inc.       Delaware       04-3017194
Bio-Medical Applications of Blue Springs, Inc               Delaware       04-2975267
Bio-Medical Applications of Clinton, Inc.                   Delaware       04-3112273
Bio-Medical Applications of Dover, Inc.                     Delaware       04-2944525
Bio-Medical Applications of Essex, Inc.                     Delaware       04-3031214
Bio-Medical Applications of Fayetteville, Inc.              Delaware       04-2944524
Bio-Medical Applications of Hoboken, Inc.                   Delaware       04-3027026
Bio-Medical Applications of Manchester, Inc.                Delaware       04-2969816
Bio-Medical Applications of Nevada, Inc                     Nevada         93-1087002
Bio-Medical Applications of New York, Inc.                  Delaware       04-2448922
Bio-Medical Applications of San Antonio, Inc.               Delaware       04-3281549
Bio-Medical Applications of South Queens, Inc.              Delaware       04-2718440
Con-Med Supply Company, Inc.                                Illinois       36-3147024
Conejo Valley Dialysis, Inc.                                California     95-3249390
Dialysis America Alabama, LLC                               Delaware       04-3441502
Dialysis America Georgia, LLC                               Delaware       04-3441506
Dialysis Associates of Northern New Jersey, LLC             New Jersey     22-3547454
Dialysis Services, Inc.                                     Texas          74-2083988
Dialysis Services of Cincinnati, Inc.                       Ohio           31-1374389
Dialysis Specialists of Topeka, Inc.                        Kansas         48-1178898
Dialysis Specialists of Tulsa, Inc.                         Oklahoma       73-1508212
DuPage Dialysis Ltd.                                        Illinois       36-3029873
Everest Healthcare Holdings, Inc.                           Delaware       04-3540082
Everest Healthcare Indiana, Inc.                            Indiana        36-3575844


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

Everest Healthcare Ohio, Inc.                               Ohio           31-1418495
Everest Healthcare Rhode Island, Inc.                       Delaware       36-4403091
Everest Healthcare Texas Holding Corp                       Delaware       36-4321504
Everest Healthcare Texas, LP                                Delaware       36-4321507
Everest Management, Inc.                                    Delaware       36-4338092
Fresenius Management Services, Inc.                         Delaware       04-2733764
Fresenius USA Home Dialysis, Inc.                           Delaware       04-3476248
Fresenius USA Marketing, Inc.                               Delaware       04-3477762
Fresenius USA of Puerto Rico, Inc.                          Delaware       04-3477759
Fresenius USA Sales, Inc.                                   Massachusetts  04-3444482
Gulf Region Mobile Dialysis, Inc.                           Delaware       04-2938292
Haemo-Stat, Inc.                                            California     95-3529889
Home Dialysis of America, Inc.                              Arizona        86-0711476
Home Dialysis of Muhlenberg County, Inc.                    Kentucky       61-1262466
Mercy Dialysis Center, Inc.                                 Wisconsin      39-1589773
North Buckner Dialysis Center, Inc.                         Delaware       36-4206319
Northern New Jersey Dialysis, LLC                           Delaware       36-4291598
Prime Medical, Inc.                                         Massachusetts  04-3134599
Qualicenters, Inc.                                          Colorado       84-1168893
Renal Scientific Services, Inc.                             Delaware       04-2508237
Santa Barbara Community Dialysis Center, Inc.               California     95-2814241
Terrell Dialysis Center, LLC                                Delaware       36-4247457
WSKC Dialysis Services, Inc.                                Illinois       36-2668594


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                      TRANSFER AND ADMINISTRATION AGREEMENT

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                      TRANSFER AND ADMINISTRATION AGREEMENT

                            LIST OF CLOSING DOCUMENTS


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                              AMENDED AND RESTATED

                      TRANSFER AND ADMINISTRATION AGREEMENT

                    FORM OF REAFFIRMATION OF PARENT AGREEMENT


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